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                                                                   Exhibit 10.72

                              MANAGEMENT AGREEMENT

                                  BETWEEN THE

                     SHINGLE SPRINGS BAND OF MIWOK INDIANS

                                      AND

                    KEAN ARGOVITZ RESORTS - SHINGLE SPRINGS,
                                      LLC

                           DATED, AS OF JUNE 11, 1999


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                               TABLE OF CONTENTS

MANAGEMENT AGREEMENT ......................................................1

1.   RECITALS .............................................................1
2.   DEFINITIONS ..........................................................2
     Affiliate ............................................................2
     Bank Accounts ........................................................2
     BIA ..................................................................2
     Business .............................................................2
     Capital Budget .......................................................2
     Capital Replacement(s) ...............................................2
     Capital Replacement Reserve ..........................................2
     Centralized Services .................................................2
     Class III Gaming .....................................................2
     Collateral Agreements ................................................2
     Commencement Date ....................................................2
     Compact ..............................................................2
     Compensation .........................................................3
     Completion Date ......................................................3
     Constitution .........................................................3
     Development Agreement ................................................3
     Depository Account ...................................................4
     Disbursement Account .................................................4
     Effective Date .......................................................4
     Emergency Condition ..................................................5
     Employees ............................................................5
     Enterprise ...........................................................5
     Enterprise Bank Accounts .............................................5
     Enterprise Employee ..................................................5
     Enterprise Employee Policies .........................................5
     Facility .............................................................5
     Facility Bank ........................................................5
     Fiscal Year ..........................................................5
     Furnishings and Equipment ............................................5
     Gaming ...............................................................6
     General Manager ......................................................6
     Generally Accepted Accounting Principles .............................6
     GAAP .................................................................6
     Gross Gaming Revenue (Win) ...........................................6
     Gross Revenues .......................................................6
     IGRA .................................................................6
     Interim Promissory Note ..............................................6
     Internal Control Systems .............................................7
     SHINGLE SPRINGS Gaming Ordinance .....................................7
     SHINGLE SPRINGS Regulatory Authority .................................7
     SHINGLE SPRINGS Resolutions ..........................................7
     KAR ..................................................................7
     Key Employees ........................................................7
     Legal Requirements ...................................................7
     Loan Agreement .......................................................7
     Management Agreement .................................................7
     Management Fee .......................................................7

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     Managing Officer.......................................................  7
     Material Breach........................................................  7
     Member of SHINGLE SPRINGS Government...................................  8
     Minimum Balance........................................................  8
     Minimum Guaranteed Monthly Payment.....................................  8
     Monthly Distribution Payment...........................................  8
     National Indian Gaming Commission (NIGC)...............................  8
     Net Revenues...........................................................  8
     Net Revenues (gaming)..................................................  8
     Net Revenues (other)...................................................  9
     Note...................................................................  9
     Off-Site Employees.....................................................  9
     Operating Budget and Annual Plan....................................... 10
     Operating Equipment.................................................... 10
     Operating Expenses..................................................... 10
     Operating Supplies..................................................... 11
     Plans and Specifications............................................... 11
     Pre-Opening Budget..................................................... 11
     Pre-Opening Expenses................................................... 11
     Promotional Allowances................................................. 11
     Property............................................................... 11
     Relative............................................................... 12
     Security and Reimbursement Agreement................................... 12
     State.................................................................. 12
     System Marks........................................................... 12
     System Fees............................................................ 12
     Temporary Gaming Facility.............................................. 12
     Term................................................................... 12
3.   COVENANTS.............................................................. 12
     3.1  Engagement of KAR................................................. 12
     3.2  Term.............................................................. 12
     3.3  Status of Property................................................ 13
     3.4  KAR Compliance with Law; Licenses................................. 13
     3.5  Amendments to SHINGLE SPRINGS Gaming Ordinance.................... 14
     3.6  Compliance with Compact........................................... 14
     3.7  Fire and Safety................................................... 14
     3.8  Compliance with the National Environment Policy Act............... 14
     3.9  Satisfaction of Effective Date Requirements....................... 14
     3.10 Commence Date..................................................... 15
4.   BUSINESS AND AFFAIRS IN CONNECTION WITH ENTERPRISE..................... 15
     4.1  KAR's Authority and Responsibility................................ 15
     4.2  Duties of KAR..................................................... 15
          4.2.1 Physical Duties............................................. 15
          4.2.2 Compliance.................................................. 15
          4.2.3 Required Filings............................................ 15
          4.2.4 Contracts in SHINGLE SPRING's Name and at Arm's Length...... 15
          4.2.5 Enterprise Operating Standards.............................. 16
     4.3  Security.......................................................... 16
     4.4  Damage, Condemnation or Impossibility of the Enterprise........... 16
          4.4.1 Recommencement of Operations................................ 16
          4.4.2 Repair or Replacement....................................... 16
          4.4.3 Other Business Purposes..................................... 17
          4.4.4 Termination of Gaming....................................... 17
          4.4.5 Tolling of the Agreement.................................... 17
     4.5  Alcoholic Beverages and Tobacco Sales............................. 18


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  4.6 Employees............................................................ 18
    4.6.1 KAR's Responsibility............................................. 18
    4.6.2 Enterprise Employee Policies..................................... 18
    4.6.3 Key Employees.................................................... 18
    4.6.4 Off-Site Employees............................................... 19
    4.6.5 No KAR Wages or Salaries......................................... 19
    4.6.6 SHINGLE SPRINGS Regulatory Authority (Costs)..................... 19
    4.6.7 Employee Background Checks....................................... 19
    4.6.8 Indian Preference, Recruiting and Training....................... 20
    4.6.9 Goals and Remedies............................................... 21
    4.6.10 Removal of Employees............................................ 21
  4.7 Optional Services.................................................... 21
  4.8 Pre-Opening.......................................................... 21
  4.9 Operating Budget and Annual Plan..................................... 22
    4.9.1 Adjustments to Operating Budget and Annual Plan.................. 23
  4.10 Capital Budgets..................................................... 24
  4.11 Capital Replacements................................................ 24
  4.12 Capital Replacement Reserve......................................... 25
  4.13 Periodic Contributions to Capital Replacement Reserve............... 25
  4.14 Use and Allocation of Capital Replacement Reserve................... 26
  4.16 Internal Control Systems............................................ 26
  4.17 Banking and Bank Accounts........................................... 26
    4.17.1 Bank Accounts................................................... 26
    4.17.2 Daily Deposits to Depository Account............................ 27
    4.17.3 Disbursement Account............................................ 27
    4.17.4 No Cash Disbursements........................................... 27
    4.17.5 Transfers Between Accounts...................................... 27
  4.18 Insurance........................................................... 27
  4.19 Accounting and Books of Account..................................... 27
    4.19.1 Statements...................................................... 28
    4.19.2 Books of Accounts............................................... 28
    4.19.3 Accounting Standards............................................ 28
    4.19.4 Annual Audit.................................................... 28
  4.20 Retail Shops and Concessions........................................ 29
5. LIENS................................................................... 29
  5.1 Exceptions........................................................... 29
6. MANAGEMENT FEE, REIMBURSEMENTS, DISBURSEMENTS, AND OTHER PAYMENTS BY
   KAR..................................................................... 30
  6.1 Management Fee....................................................... 30
  6.2 Disbursements........................................................ 30
  6.3 Adjustment to Bank Account........................................... 30
  6.4 Payment of Fees and SHINGLE SPRINGS Disbursement..................... 30
  6.5 Minimum Guaranteed Monthly Payment................................... 31
  6.6 Payment of Net Revenues.............................................. 31
7. TRADE NAMES, TRADE MARKS AND SERVICE MARKS.............................. 31
  7.1 Enterprise Name...................................................... 31
  7.2 System Marks......................................................... 31
  7.3 Litigation Involving System Marks.................................... 32
8. TAXES................................................................... 32
  8.1 State and Local Taxes................................................ 33
  8.2 SHINGLE SPRINGS Taxes................................................ 33
    8.2.1 Termination by KAR............................................... 33
  8.3 Compliance with Internal Revenue Code................................ 33
9. GENERAL PROVISIONS...................................................... 33
  9.1 Sites of the Contracts............................................... 33
  9.2 Notice............................................................... 34
  9.3 Authority to Execute and Perform Agreement........................... 34

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  9.4  Relationship..........................................................34
  9.5  KAR's Contractual Authority...........................................34
  9.6  Further Actions.......................................................35
  9.7  Defense...............................................................35
  9.8  Waivers...............................................................35
  9.9  Captions..............................................................35
  9.10  Severability.........................................................36
  9.11  Interest.............................................................36
  9.12  Recoupment and Reimbursement.........................................36
  9.13  Travel and Out-of-Pocket Expenses....................................36
  9.14  Third Party Beneficiary..............................................36
  9.15  Brokerage............................................................36
  9.16  Survival of Covenants................................................37
  9.17  Estoppel Certificate.................................................37
  9.18  Periods of Time......................................................37
  9.19  Exhibits.............................................................37
  9.20  Successors, Assigns, and Subcontracting..............................37
  9.21  Time is of the Essence...............................................38
  9.22  Patron Dispute Resolution............................................38
  9.23  Modification.........................................................38
10. WARRANTIES...............................................................38
  10.1  Non-Interference in SHINGLE SPRINGS Affairs..........................38
  10.2  Prohibition of Payments to Members of SHINGLE SPRINGS Government.....38
  10.3  Prohibition of Hiring Members of SHINGLE SPRINGS Government..........39
  10.4  Prohibition of Financial Interest in Enterprise......................39
  10.5  Definitions..........................................................39
  10.6  SHINGLE SPRINGS......................................................39
11. GROUNDS FOR TERMINATION..................................................39
  11.1  Voluntary Termination and Termination for Cause......................39
  11.2  Voluntary Termination................................................39
  11.3  Termination for Cause................................................39
  11.4  Involuntary Termination Due to Changes in Legal Requirements.........41
  11.5  KAR's right to Terminate Agreement...................................41
  11.6  SHINGLE SPRINGS's Right to Terminate Agreement.......................42
  11.7  Consequences of KAR's Breach.........................................42
  11.8  Consequences of SHINGLE SPRINGS's Breach.............................43
  11.9  Notice and Opportunity to Cure.......................................43
12. CONCLUSION OF THE MANAGEMENT TERM........................................44
  12.1  Transition...........................................................44
  12.2  Undistributed Net Revenues...........................................44
13. CONSENTS AND APPROVALS...................................................44
  13.1  SHINGLE SPRINGS......................................................44
  13.2  KAR..................................................................44
14. DISCLOSURES..............................................................44
  14.1  Shareholders and Directors...........................................44
  14.2  Warranties...........................................................45
  14.3  Criminal and Credit Investigation....................................45
  14.4  Disclosure Amendments................................................46
  14.5  Breach of KAR's Warranties and Agreements............................46
15. RECORDATION..............................................................46
16. NO PRESENT LIEN, LEASE OR JOINT VENTURE..................................46
17. DISPUTE RESOLUTION.......................................................46
  17.1 General...............................................................47
  17.2 Arbitration...........................................................47


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     17.2.1    Initiation of Arbitration and Selection of Arbitrators.......47
       (i)     Choice of Law................................................48
       (ii)    Place of Hearing.............................................48
       (iii)   Confidentiality..............................................48
  17.3 Limited Waiver of Sovereign Immunity.................................48
       (i)     Time Period..................................................48
       (ii)    Limitations of Actions.......................................48
               (a) Damages..................................................48
               (b) Consents and Approvals...................................49
               (c) Injunctive Relieve and Specific Performance..............49
               (d) Action to Compel Arbitration.............................49
               (e) Service of Process.......................................49
               (f) Enforcement..............................................49
               (g) Limitation Upon Enforcement..............................49
  17.4 Performance During Disputes..........................................50
18. CONFIDENTIAL AND PROPRIETARY INFORMATION................................50
  18.1 Confidential Information.............................................50
19. ENTIRE AGREEMENT........................................................51
20. GOVERNMENT SAVINGS CLAUSE...............................................51
21. PREPARATION OF AGREEMENT................................................51
22. STANDARD OF REASONABLENESS..............................................51
23. EXECUTION...............................................................51

EXHIBIT A: DISPUTE RESOLUTION BETWEEN KAR AND ENTERPRISES EMPLOYEES ........52

EXHIBIT B: KEY EMPLOYEE JOB CATEGORIES......................................53

EXHIBIT C: ENTERPRISE INVESTMENT POLICY.....................................54

STATEMENT OF INVESTMENT POLICY FOR THE SHINGLE SPRINGS GAMING ENTERPRISE(...55

I.   INVESTMENT OBJECTIVES..................................................55
II.  INVESTMENT RESPONSIBILITY..............................................55
III. INVESTMENT GUIDELINES..................................................55
IV.  INVESTMENT REVIEW......................................................55
EXHIBIT "A" OF EXHIBIT C: PERMITTED INVESTMENTS.............................56

EXHIBIT D: SHINGLE SPRINGS IRREVOCABLE BANKING INSTRUCTIONS.................58

EXHIBIT E: SHINGLE SPRINGS INSURANCE REQUIREMENTS...........................60

1.01 COVERAGE...............................................................60
  1.01.1  Required Insurance................................................60
  1.01.2  Responsibility to Maintain........................................62
  1.01.3  Changes in Coverage...............................................62
  1.01.4  Requirements......................................................62
1.02 POLICIES AND ENDORSEMENTS..............................................62
  1.02.1  Policies..........................................................62
  1.02.2  Endorsement.......................................................63
  1.02.3  Additional Insured................................................63
1.03 WAIVER OF LIABILITY - FIRE & CASUALTY INSURANCE........................63

EXHIBIT F: KAR'S OFFICERS AND DIRECTORS.....................................65

EXHIBIT G: KAR'S SHAREHOLDERS...............................................66

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                         MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT has been entered into as of June 11, 1999, by and between the SHINGLE SPRINGS BAND OF MIWOK INDIANS ("SHINGLE SPRINGS"), and KEAN ARGOVITZ RESORTS-SHINGLE SPRINGS, L.L.C., a Nevada limited liability company ("KAR"), for the operation of a gaming facility in the State of California.

1.   RECITALS.

     1.1  SHINGLE SPRINGS is a federally recognized Indian Tribe.

     1.2 The United States holds land in trust for the benefit of SHINGLE SPRINGS, (the "Property") on selection of KAR as the intended operator of the Facility.

     1.3 SHINGLE SPRINGS possesses sovereign powers over the SHINGLE SPRING's existing property held in trust by the United States pursuant to SHINGLE SPRING's recognized powers of self-government.

     1.4 SHINGLE SPRINGS desires to use the Facility to improve the economic conditions of its members, to enable it to serve the social, economic, educational and health needs of SHINGLE SPRINGS, to increase the revenues of SHINGLE SPRINGS and to enhance SHINGLE SPRING's economic self-sufficiency and self-determination.

     1.5 SHINGLE SPRINGS wishes to establish an Enterprise, as hereinafter defined, to conduct Class II and Class III Gaming as hereinafter defined on the Property. This Agreement sets forth the manner in which the Enterprise will be managed.

     1.6 KAR has agreed to certain terms and has represented to SHINGLE SPRINGS that it has capabilities to provide professional management, funds and financing necessary to develop and construct the Facility, as defined herein, and to commence the operation of the Enterprise.

     1.7 SHINGLE SPRINGS is seeking technical experience and expertise for the operation of the Enterprise and instruction for members of SHINGLE SPRINGS in the operation of the Enterprise. KAR is willing, and has represented to SHINGLE SPRINGS that it is able, to provide such expertise and instruction.

     1.8 SHINGLE SPRINGS desires to grant KAR the exclusive right and obligation to develop, manage, operate and maintain the Enterprise as described in this Agreement and to train SHINGLE SPRINGS members and KAR wishes to perform these functions exclusively for SHINGLE SPRINGS.

     1.9 This Agreement is entered into pursuant to the Indian Gaming Regulatory Act of

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     1988, PL 100-497, 25 U.S.C. 2701 et seq. ("IGRA") as that statue may be amended. All gaming conducted at the Facility will at all times comply with the IGRA, applicable law and the SHINGLE SPRINGS-state compact entered into pursuant to the terms of IGRA.

2. DEFINITIONS. As they are used in this Agreement, the terms listed below shall have the meaning assigned to them in this Section:

     "AFFILIATE" means as to KAR any corporation, partnership, limited liability company, joint venture, trust, department or agency or individual controlled by, under common control with, or which controls, directly or indirectly KAR.

     "BANK ACCOUNTS" shall mean those bank accounts described in Section 4.17.

     "BIA" shall mean the Bureau of Indian Affairs of the Department of the Interior of the United States of America.

     "BUSINESS" shall have the same meaning as the term "Enterprise."

     "CAPITAL BUDGET" shall mean the capital budget described in Section 4.10.

     "CAPITAL REPLACEMENT(S)" shall mean any alteration or rebuilding or renovation of the Facility, and any replacement of Furnishings and Equipment, the cost of which is capitalized and depreciated, rather than being expensed, applying generally accepted accounting principles.

     "CAPITAL REPLACEMENT RESERVE" shall mean the reserve described in Section 4.12.

     "CENTRALIZED SERVICES" shall mean those services related to the development, construction and management of the Enterprise which are approved by the Tribal Council and which may be purchased from or provided by KAR or its Affiliates in Houston, Texas or at locations other than the Facility.

     "CLASS II GAMING" shall mean Class II Gaming as defined in the IGRA.

     "CLASS III GAMING" shall mean Class III Gaming as defined in the IGRA.

     "COLLATERAL AGREEMENTS" shall mean any agreements defined to be collateral agreements by the phrase found at 25 U.S.C. Section 2711 (a)(3) and regulations promulgated pursuant thereto.

     "COMMENCEMENT DATE" shall mean the first date that the Facility is complete, open to the public and that Gaming is conducted in the Facility pursuant to the terms of this Agreement.

     "COMPACT" shall mean SHINGLE SPRINGS-State Compact which SHINGLE

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SPRINGS intends to negotiate and execute with the State regarding Class III
Gaming, if and when executed between SHINGLE SPRINGS and the State and approved pursuant to the IGRA; as the same may, from time to time, be amended, or such other compact that may be substituted therefor.

"COMPENSATION" shall mean the direct salaries and wages paid to, or accrued for the benefit of, any employee, including incentive compensation, together with all fringe benefits payable to or accrued for the benefit of such executive or other employee, including employer's contribution under F.I.C.A., unemployment compensation or other employment taxes, pension fund contributions, workers' compensation, group life, accident and health insurance premiums and costs, and profit sharing, severance, retirement, disability, housing relocation, housing and other similar benefits.

"COMPLETION DATE" shall mean the date upon which KAR receives:

          (i) an architect's certificate from the Architect identified in the Development Agreement or Architect of Record as having responsibility for the design, supervision and responsibility for the construction, equipping and furnishing of the Facility, certifying that the Facility has been fully constructed substantially in accordance with the Plans and Specifications;

          (ii) certification from KAR (or the division, department or designee of KAR having responsibility to assure compliance with any operational standards) stating that the Facility, as completed, is in substantial compliance with any such standards;

          (iii) a permanent or temporary certificate of occupancy, if required, from any government authority or authorities pursuant to whose jurisdiction the Facility is to be constructed, permitted the use and operation of all portion of the Facility in accordance with this Agreement; and

          (iv) certificates of such professional designers, inspectors or consultants or opinions of counsel, as KAR may determine to be appropriate, verifying construction and furnishing of the Facility in compliance with all Legal Requirements.

"CONSTITUTION" shall mean the Constitution of SHINGLE SPRINGS Band of Miwok Indians.

"DEVELOPMENT AGREEMENT" shall mean that certain agreement, of even date herewith, by and between KAR and SHINGLE SPRINGS, providing the terms under which KAR and SHINGLE SPRINGS will work exclusively together to develop certain SHINGLE SPRINGS Commercial and Gaming Development and KAR will advance certain

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specified loans to SHINGLE SPRINGS and will cause to be financed and develop the Facility, including without limitation, design, construction, furnishing and equipping same.

"DEPOSITORY ACCOUNT" shall mean the bank account described in Section 4.17.2.

"DISBURSEMENT ACCOUNT" shall mean the bank account described in Section 4.17.3.

"EFFECTIVE DATE" shall mean the date five days following the date on which all of the following listed conditions are satisfied:

     (i) written approval, as required by law, of this Agreement and the Development Agreement, is granted by the Chairperson of the NIGC;

     (ii) written approval, as required by law, of the Loan Agreement, the Security and Reimbursement Agreement, the Note, and the Interim Promissory
     Note is granted by the Chairperson of the NIGC and/or the BIA, if required;

     (iii) written approval, as required by law, of a SHINGLE SPRINGS Gaming Ordinance and of any other ordinances adopted by SHINGLE SPRINGS relative to any of the documents referenced in this Agreement is granted by the Chairperson of the NIGC or the BIA;

     (iv) written confirmation that SHINGLE SPRINGS, the State (to the extent required by the Compact), and the NIGC have approved background investigations of KAR;

     (v) KAR has received a certified copy of SHINGLE SPRINGS Gaming Ordinance and SHINGLE SPRINGS Resolutions adopted by SHINGLE SPRINGS in accordance with SHINGLE SPRINGS's governing documents authorizing the execution of the Management Agreement, Loan Agreement, Note, Interim Promissory Note, Security and Reimbursement Agreement, and the Development Agreement;

     (vi) KAR has satisfied itself as to the proper ownership and control of the Property and its suitability for construction and operation of the Facility, and that all of the Legal Requirements and other requirements for lawful conduct and operation of the Enterprise in accordance with this Agreement have been met and satisfied;

     (vii) for purposes of Class III gaming, the Compact has been signed by the Secretary of Interior and published in the Federal Register as provided in 25 U.S.C. Section 2710(d)(8)(D);


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     (viii)    the satisfactory completion of all necessary and applicable feasibility studies required for the development, construction and operation of the Enterprise;

     (ix) receipt by KAR of all applicable licenses for or related to development, construction or management of the Enterprise; and

     (x) receipt by KAR of SHINGLE SPRING's written approval of the Plans and Specifications for the Facility.

"EMERGENCY CONDITION" shall have the meaning set forth in Section 4.12.

"EMPLOYEES" shall mean those employees working for the Enterprise who are not KAR Employees.



"ENTERPRISE" shall mean the enterprise of SHINGLE SPRINGS created to engage in Class II and Class III Gaming at the Facility, and which shall include any other lawful commercial activity allowed in the Facility including, but not limited to the operation of a hotel, RV Park, retail stores, restaurants, entertainment facilities, or the sale of food, beverages, alcohol, tobacco, gifts and souvenirs.

"ENTERPRISE BANK ACCOUNTS" shall mean those accounts described in Section
4.17.1.

"ENTERPRISE EMPLOYEE" shall mean all KAR Employees and SHINGLE SPRINGS Employees who are assigned to work at the Facility.

"ENTERPRISE EMPLOYEE POLICIES" shall mean those employee policies described in
Section 4.6.2.

"FACILITY" shall mean all buildings, structures, and improvements located on the Property and comprising part of the Enterprise and all fixtures, Furnishing and Equipment attached to, forming a part of, or necessary for the operation of the Enterprise.

"FACILITY BANK" shall mean the amount of cash, chips, tokens and plaques that KAR from time to time determines necessary to have at the Facility daily to meet its cash needs.

"FISCAL YEAR" shall mean the fiscal year of KAR.

"FURNISHINGS AND EQUIPMENT" shall mean all fixtures, furnishings and equipment (excepting "Operating Equipment" as hereinafter defined) required for the operation of the Enterprise in accordance with the standards set forth in this Agreement, including, without limitation:

     (i)  cashier, money sorting and money counting equipment,


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     surveillance and communication equipment, and security equipment;

    (ii) slot machines, video games of chance, table games, keno equipment and other gaming equipment;

    (iii)   office furnishings and equipment;

    (iv) specialized equipment necessary for the operation of any portion of the Enterprise for accessory purposes, including equipment for kitchens, laundries, dry cleaning, cocktail lounges, restaurants, public rooms, commercial and parking spaces, and recreational facilities; and

    (v) all other furnishings and equipment hereafter located and installed in or about the Facility which are used in the operation of the Enterprise in accordance with the standards set forth in this Agreement.


"GAMING" shall mean any and all activities defined in the IGRA as Class II and Class III Gaming.

"GENERAL MANAGER" shall mean the person employed by the Enterprise to direct the operation of the Enterprise.

"GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" shall mean those principles defined by the Financial Accounting Standards Board.

"GROSS GAMING REVENUE (WIN)" shall mean the net win from gaming activities which is the difference between Gaming wins and losses before deducting costs and expenses.

"GROSS REVENUES" shall mean all revenues of any nature derived directly or indirectly from the Enterprise including, without limitation, Gross Gaming Revenue (Win), food and beverage sales and other rental or other receipts from lessees, subleases, licensees and concessionaires (but not the gross receipts of such lessees, subleases, licensees or concessionaires, provided that such lessees, subleases, and licensees and concessionaires are not subsidiaries or Affiliates of KAR), and revenue recorded for Promotional Allowances.

"IGRA" shall mean the Indian Gaming Regulatory Act of 1988, PL 100-497, 25 U.S.C. Section 2701 et seq. as same may, from time to time, be amended.

"INTERIM PROMISSORY NOTE" shall have the meaning described for one or more promissory notes to be executed by SHINGLE SPRINGS in favor of KAR pursuant to the Development Agreement and Management Agreement which shall include but not be limited to signing advance, tribal consultant advances, monthly advances, equity advances, land advances and any other funds advanced to or on behalf of Shingle Springs.


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"INTERNAL CONTROL SYSTEMS" shall mean the systems described in Section 4.16.

"SHINGLE SPRINGS GAMING ORDINANCE" shall mean the ordinance and any amendments thereto to be enacted by SHINGLE SPRINGS, which authorizes and regulates
Class II and Class III Gaming on Indian lands subject to the governmental power of SHINGLE SPRINGS.

"SHINGLE SPRINGS REGULATORY AUTHORITY" shall mean SHINGLE SPRINGS body created pursuant to SHINGLE SPRINGS Gaming Ordinance to regulate the Class II and Class III Gaming of SHINGLE SPRINGS in accordance with the Compact, the IGRA and the SHINGLE SPRINGS Gaming Ordinance.

"SHINGLE SPRINGS RESOLUTIONS" shall have the meaning described in Section 3.9.

"KAR" shall mean Kean Argovitz Resorts-Shingle Springs, LLC and its affiliates.

"KEY EMPLOYEES" shall mean those employees of KAR who are working at the Facility.

"LEGAL REQUIREMENTS" shall mean any and all present and future judicial, administrative, and tribal rulings or decisions, and any and all present and future federal, state, local, and tribal laws, ordinances, rules, regulations, permits, licenses and certificates, in any way applicable to SHINGLE SPRINGS, KAR, the Property, the Facility, and the Enterprise, including without limitation, the IGRA, the Compact, and SHINGLE SPRINGS Gaming Ordinance.

"LENDER" shall mean the financial institution agreed upon by the parties to provide the funding necessary to design, construct, and equip the Facility, and provide start-up capital for the Enterprise.


"LOAN AGREEMENT" shall mean the loan agreement in a principal amount of up to ONE HUNDRED MILLION DOLLARS ($100,000,000.00), to be entered into between SHINGLE SPRINGS and KAR or one of its Affiliates, or between SHINGLE SPRINGS and the Lender, the proceeds of which are to be used exclusively for the development, design, construction, furnishing and equipping of the Facility and/or providing start-up and working capital for the Enterprise.

"MANAGEMENT AGREEMENT" shall mean this Agreement and may be referred to herein as the "Agreement" or "Management Agreement."

"MANAGEMENT FEE" shall mean the management fee described in Section 6.1.

"MANAGING OFFICER" shall mean such person who KAR designates to serve as a liaison between KAR and SHINGLE SPRINGS.

"MANAGING BREACH" shall mean such material breach as described in Section 10.

"MEMBER OF SHINGLE SPRINGS GOVERNMENT" shall have the meaning described in
Section 10.5.

"MINIMUM BALANCE" shall mean the amount described in Section 6.2, but not defined.

"MINIMUM MONTHLY PRIORITY PAYMENT" shall mean that payment due SHINGLE SPRINGS each month commencing in the month after the Commencement Date occurs in accordance with 25 U.S.C. 2711 (b)(3) and Section 6.5 hereof.

"MONTHLY DISTRIBUTION PAYMENT" shall have the meaning set forth in Section 6.4

"NATIONAL INDIAN GAMING COMMISSION ("NIGC")" shall mean the commission established pursuant to 25 U.S.C. Section 2704.

"NET REVENUES" shall mean the sum of "Net Revenues (gaming)" and "Net Revenues (other)."

"NET REVENUES (GAMING)" shall mean Gross Gaming Revenue (Win), of the
Enterprise from Class II and Class III gaming less all gaming related Operating Expenses, excluding the Management Fee, and less the retail value of any promotional Allowances, and less the following revenues actually received by the Enterprise and included in Gross Revenues:

     (i)      any gratuities or service charges added to a customer's bill;

     (ii)     any credits or refunds made to customers, guests or patrons;

     (iii) any sums and credits received by the Enterprise for lost or damaged merchandise;

     (iv) any sales taxes, excise taxes, gross receipt taxes, admission taxes, entertainment taxes, tourist taxes or charges received from patrons and paid to a governmental or quasi governmental entity;

     (v) any proceeds from the sale or other disposition of furnishings and equipment or other capital assets;

     (vi) any fire and extended coverage insurance proceeds other than for business interruption;

     (vii)    any condemnation awards other than for temporary condemnation;

     (viii)   any proceeds of financing or refinancing; and

     (ix) any interest on bank accounts(s).

It is intended that this provision be consistent with 25 U.S.C. Section 2703
(9).

"NET REVENUES (OTHER)" shall mean all Gross Revenues of the Enterprise from all other sources in support of Class II and Class III gaming not included in "Net Revenues" (gaming), such as food and beverage, entertainment, and retail, less all Operating Expenses, excluding the Management Fee and less the retail value of Promotional Allowances, if any, and less the following revenues actually received by the Enterprise and included in Gross Revenues:

     (i)  any gratuities or service charges added to a customer's bill;

     (ii) any credits or refunds made to customers, guests or patrons;

     (iii) any sums and credits received by the Enterprise for lost or damaged merchandise;

     (iv) any sales taxes, excise taxes, gross receipt taxes, admission taxes, entertainment taxes, tourist taxes or charges received from patrons and passed on to a governmental or quasi governmental entity;

     (V) any proceeds from the sale or other disposition of furnishings and equipment or other capital assets;

     (vi) any fire and extended coverage insurance proceeds other than for business interruption;

     (vii)  any condemnation awards other than for temporary condemnation;

     (viii)  any proceeds of financing or refinancing; and

     (ix) any interest on bank accounts(s).

It is intended that this provision be consistent with 25 U.S.C. Section 2703
(9).

"NOTE" shall mean the promissory note to be executed by SHINGLE SPRINGS pursuant to the Loan Agreement, which shall evidence a loan to SHINGLE SPRINGS, in an amount up to ONE HUNDRED MILLION DOLLARS ($100,000,000.00), from either the Lender or KAR.

"OFF-SITE EMPLOYEES" shall mean such employees of KAR or KAR's Affiliates who are not located at the Facility but who are used by KAR to provide services to the Enterprise as described in Section 4.6.4 and 4.7.

"OPERATING BUDGET AND ANNUAL PLAN" shall mean the operating budget and plan described in Section 4.9.

"OPERATING EQUIPMENT" shall mean all equipment required for the operation of a casino, including accessory gaming table equipment, chinaware, glassware, linens, silverware, utensils, uniforms, and all other similar items.

"OPERATING EXPENSES" shall mean all expenses of the operation of the Enterprise, pursuant to GAAP, including but not limited to the following:

          (i) the payment of (i) salaries, wages, and benefit programs for Enterprise Employees; (ii) salaries, wages, and benefit programs for Off-Site Employees to the extent approved by the Tribal Council; and (iii) the cost of Centralized Services to the extent approved by the Tribal Council.

          (ii)      Operating Supplies for the Enterprise;

          (iii)     utilities;

          (iv) repairs and maintenance of the Facility (excluding Capital Replacements);

          (v)       interest on the Note;

          (vi) interest on installment contract purchases or other interest charges on debt approved by the Tribal Council;

          (vii)     insurance and bonding;

          (viii) advertising and marketing, including busing and transportation of patrons to the Facility;

          (ix)      accounting, legal and other professional fees;

          (x)       security costs;

          (xi) reasonable travel expenses for officers and employees of the Enterprise, KAR or its Affiliates, to inspect and oversee the Enterprise, subject to the budget agreed upon by the Tribal Council;

          (xii) lease payments for Furnishings and Equipment and Operating Equipment to the extent approved by the Tribal Council;

          (xiii)    trash removal;

          (xiv)   cost of goods sold;

          (xv) other expenses designated as Operating Expenses in accordance with the accounting standards as referred to in Section 4.19.3;

          (xvi) expenses specifically designated as Operating Expenses in this Agreement;

          (xvii) depreciation and amortization of the Facility based on an assumed thirty (30) year life, and depreciation and amortization of all other assets in accordance with GAAP;

          (xviii) recruiting and training expenses;

          (xix)   fees due to the NIGC under the IGRA;

          (xx) any required payments to the State or local governments made by or on behalf of the Enterprise or SHINGLE SPRINGS pursuant to the Compact or another related agreement;

          (xxi) any budgeted charitable contributions by the Enterprise which are approved by the Tribal Council; and

          (xxii) Pre-Opening Expenses shall be capitalized and treated as an expense during the first year after opening.

"OPERATING SUPPLIES" shall mean food and beverages (alcoholic and nonalcoholic) and other consumable items used in the operation of a casino, such as playing cards, tokens, chips, plaques, dice, fuel, soap, cleaning materials, matches, paper goods, stationery and all other similar items.

"PLANS AND SPECIFICATIONS" shall mean the final Plans and Specifications approved for the Facility as described in the Development Agreement.

"PRE-OPENING BUDGET" shall have the meaning described in Section 4.8.

"PRE-OPENING EXPENSES" shall have the meaning described in Section 4.8.

"PROMOTIONAL ALLOWANCES" shall mean the retail value of complimentary food, beverages, merchandise, and tokens for gaming, provided to patrons as promotional items.

"PROPERTY" shall mean any parcel of land in California identified and mutually acknowledged in a writing executed by SHINGLE SPRINGS and KAR as suitable for development of the Facility and operation of the Enterprise which meets the requirements of United States of America in trust for SHINGLE SPRINGS for gaming purposes as required by the IGRA.


        "RELATIVE" shall have the meaning described in Section 10.5.

         "SECURITY AND REIMBURSEMENT AGREEMENT" shall mean that agreement to be entered into between KAR and SHINGLE SPRINGS which shall set out the security interest of KAR and reimbursement obligation of SHINGLE SPRINGS relating to the Loan and the Interim Promissory Note.

        "STATE" shall refer to the State of California.

        "SYSTEM MARKS" shall mean the marks of KAR described in Section 7.2

         "SYSTEM FEES" shall mean those fees from time to time established for KAR Services, as described in Section 4.7.1.

         "TEMPORARY GAMING FACILITY" shall mean a Class II and Class III Gaming facility which, if deemed feasible by KAR and SHINGLE SPRINGS in the manner described in this and the Development Agreement may be constructed on an accelerated basis concurrently with the construction of the permanent Gaming Facility with a goal of opening within the first 90 to 120 days after the Effective Date. If the parties agree that it is economically feasible, said facility may also offer Class II gaming.



        "TERM" shall mean the term of this Agreement as described in
         Section 3.2.

         "TRIBAL LANDS" means all lands presently and in the future held in trust for SHINGLE SPRINGS and all lands within the confines of the Shingle Springs Band of Miwok Indians Rancheria and to such lands as may thereafter be added thereto.

3. COVENANTS. In consideration of the mutual covenants contained in this Agreement, the parties agree and covenant as follows:

         3.1 ENGAGEMENT OF KAR. SINGLE SPRINGS invited KAR to submit a written proposal and SHINGLE SPRINGS after due consideration hereby retains and engages KAR as the exclusive Manager of the Enterprise pursuant to the terms and conditions of this Agreement, and KAR hereby accepts such retention and engagement, subject to receipt of all necessary regulatory written approvals.

         3.2 TERM. The term of this Agreement shall begin on the date this Agreement, the Development Agreement and the Interim Promissory Note and Security and Reimbursement Agreement are approved by the Chairperson of the NIGC, and/or the BIA, if required, and continue for a period of five (5) years after the Commencement Date. However, this five (5) year term shall not be construed to include the period of time any Temporary Facility may be open. Provided further that the five (5) year term of this

Agreement may be extended for an additional two (2) year period at the option of the KAR in the event KAR completes any of the following: (A) is successful in providing additional land to SHINGLE SPRINGS in excess of Four Million Two Hundred Thousand Dollars ($4,200,000), (B) develops a gaming facility and resort with a cost in excess of One Hundred Million Dollars $100,000,000.00, or (C) completes the projects described in the Development Agreement to wit:

-    120,000 square feet of building space.
- 3,000 compacted gaming devices and 40 table games (assuming allowed by Compact).
-    Parking garage and flat parking totaling 1,500 spaces.
-    Specialty restaurant.
-    Food buffet restaurant.
-    24 hour coffee shop.
-    Snack bar.
-    Retail area.
-    Multi-purpose entertainment, bingo, and convention facility.
-    Meeting rooms.
-    Child care facility.
-    Video arcade facility.
-    Administrative offices.
-    Regulatory authority offices.
-    300 Room hotel with indoor pool & fitness facility.
-    RV Park.
-    Convenience Store/Gas Station.

     The parties understand that market, compact or other governmental conditions may change and it may be necessary to expand or decrease the scope of the project before construction is commenced.

3.3 STATUS OF PROPERTY. SHINGLE SPRINGS represents that it will, in accordance with the terms of the Development Agreement, before the Effective Date and throughout the Term, and will maintain Property as land held in trust by the United States of America for the benefit of SHINGLE SPRINGS, eligible as a location upon which Class II and III Gaming can occur. SHINGLE SPRINGS covenants, during the term hereof that KAR shall and may peaceably have complete access to and presence in the Facility in accordance with the terms of this Agreement, free from molestation, eviction and disturbance by SHINGLE SPRINGS or by any other person or entity. SHINGLE SPRINGS shall, at SHINGLE SPRINGS expense, undertake and prosecute all actions, judicial or otherwise, required to assure such access and presence by KAR.

3.4 KAR COMPLIANCE WITH LAW; LICENSES. KAR covenants that it will at all times comply with all Legal Requirements, including SHINGLE SPRINGS Gaming Ordinance, the IGRA, the Compact, California statutes, to the extent applicable, and any licenses issued under any of the foregoing. SHINGLE SPRINGS shall not unreasonably withhold, delay, withdraw, qualify or condition such licenses as SHINGLE SPRINGS is authorized to grant.

3.5 AMENDMENTS TO SHINGLE SPRINGS GAMING ORDINANCE. SHINGLE SPRINGS covenants that any amendments made to SHINGLE SPRINGS Gaming Ordinance will be a legitimate effort to ensure that Gaming is conducted in a manner that adequately protects the environment, the public health and safety, and the integrity of the Enterprise.

Any amendments to SHINGLE SPRING'S Gaming Ordinance which materially and adversely affects the rights of KAR pursuant to this Agreement which are not in compliance with this covenant or applicable federal law shall be void ad initio as to their application to KAR.

3.6 COMPLIANCE WITH COMPACT. The parties shall at all times comply with the provisions of the Compact.

3.7 FIRE AND SAFETY. KAR shall ensure that the Facility shall be constructed and maintained in compliance with the Compact or at the option of KAR and SHINGLE SPRINGS, as mutually agreed, with all fire and safety statutes, ordinances, and regulations which would be applicable if the Facility were located outside of the jurisdiction of SHINGLE SPRINGS although those requirements would not otherwise apply within that jurisdiction. Nothing in this Section shall grant any jurisdiction to the State of California or any political subdivision thereof over the Property or the Facility, KAR and SHINGLE SPRINGS shall be jointly responsible for arranging fire protection and police services for the Facility.

3.8 COMPLIANCE WITH THE NATIONAL ENVIRONMENT POLICY ACT. With the assistance of KAR SHINGLE SPRINGS shall supply the NIGC with all information necessary for the NIGC to comply with the National Environmental Protection Act and the regulations of the NIGC issued pursuant to the National Environmental Policy Act
(NEPA).

3.9 SATISFACTION OF EFFECTIVE DATE REQUIREMENTS. KAR and SHINGLE SPRINGS each agree to cooperate and to use their best efforts to satisfy all of the conditions of the Effective Date at the earliest possible date. SHINGLE SPRINGS shall adopt a resolution (the "SHINGLE SPRINGS Resolution") reciting that is the governing law of SHINGLE SPRINGS that the Management Agreement, Loan Agreement, Note, Interim Promissory Note, Security and Reimbursement Agreement, Development and the exhibited documents attached thereto are the legal and binding obligations of SHINGLE SPRINGS, valid and enforceable in accordance with their terms. KAR agrees to memorialize the satisfaction of each of the following requirements as well as the Effective Date in writings signed by KAR and delivered to SHINGLE SPRINGS and to the Chairperson of the NIGC: (i) KAR has satisfied itself as to the proper ownership and control of the Property and its suitability for construction and operation of the Facility, and that all of the Legal Requirements and other requirements for lawful conduct and operation of the Enterprise in accordance with this Agreement have been met and satisfied; and (ii) the satisfactory completion of all necessary and applicable feasibility studies required for the development, construction and operation of the Enterprise.

     3.10 COMMENCE DATE. KAR shall memorialize the Commencement Date in writing signed by KAR and delivered to SHINGLE SPRINGS and to the Chairperson of the NIGC.

4.   BUSINESS AND AFFAIRS IN CONNECTION WITH ENTERPRISE.

     4.1 KAR's AUTHORITY AND RESPONSIBILITY. KAR shall conduct and direct all business and affairs in connection with the day to day operation, management and maintenance of the Enterprise and the Facility, including the establishment of operating days and hours. KAR is hereby granted the necessary power and authority to act, through KAR, in order to fulfill all of its responsibilities under this Agreement. Nothing herein grants or is intended to grant KAR a titled interest to the Facility or to the Enterprise. KAR hereby accepts such retention and engagement. SHINGLE SPRINGS shall have the sole proprietary interest in and ultimate responsibility for the conduct of all Gaming conducted by the Enterprise, subject to the rights and responsibilities of KAR under the Agreement.

     4.2 DUTIES OF KAR. Under this Agreement, KAR's duties shall include, without limitation, the following:

          4.2.1 PHYSICAL DUTIES. KAR shall use reasonable measures for the orderly physical administration, management, and operation of the Enterprise and the Facility, including without limitation cleaning, painting, decorating, plumbing, carpeting, grounds care and such other maintenance and repair work as is reasonably necessary.

          4.2.2 COMPLIANCE. KAR shall comply with all duly enacted statutes, regulations and ordinances of SHINGLE SPRINGS.

          4.2.3 REQUIRED FILINGS. KAR shall comply with all applicable provisions of the Internal Revenue Code including, but not limited to, the prompt filing of any cash transaction reports and the reports that may be required by the Internal Revenue Service of the United States or under the Compact.

          4.2.4 CONTRACTS IN SHINGLE SPRINGS'S NAME AND AT ARM'S LENGTH. Contracts for the operations of the Enterprise shall be entered into in the name of SHINGLE SPRINGS, doing business as the Enterprise, and signed by the General Manager. Any combination of contract requiring an expenditure in any year in excess of $500,000 over the budget shall be approved by the Tribal Council. No contracts of any amount, for the supply of goods or services to the Enterprise shall be entered into with an Affiliate of KAR unless that affiliation is disclosed to and approved by the Tribal Council, and the contract terms are no less favorable for the Enterprise than could be obtained from a nonaffiliated contractor. Notwithstanding anything to the contrary contained herein, contracts for the supply of any goods or services paid for entirely by KAR may be provided by an Affiliate of the KAR, provided that payments on such contracts shall not constitute Operating Expenses and shall be the sole responsibility of KAR and the Tribal Council shall be notified of any such contracts. Nothing contained in this Section 4.2.4 shall be deemed to be or constitute a waiver of SHINGLE SPRINGS's sovereign immunity. The General Manger shall not have the authority to waive Shingle Springs sovereign immunity.

     4.2.5 ENTERPRISE OPERATING STANDARDS. KAR shall operate the Enterprise in a proper, efficient and competitive manner in accordance with operating standards which are consistent with the operating standards of the casino resort industry.

4.3 SECURITY. KAR shall provide for appropriate security of the operation of the Enterprise. All aspects of the Facility security shall be the responsibility of KAR. Any security officer shall be bonded and insured in an amount commensurate with his or her enforcement duties and obligations. The cost of any charge for security and increased public safety services will be an Operating Expense. All resources of the surveillance department shall be fully accessible to the Shingle Springs Gaming Commission at all times. The Commission shall have the authority to require that department to cooperate in all investigations, to turn over any and all video and audio recordings, to turn over any operations logs, and any other documentation kept in the normal course of business by that department, and to visually monitor any facet of the gaming operations.

4.4 DAMAGE, CONDEMNATION OR IMPOSSIBILITY OF THE ENTERPRISE. If, during the term of this Agreement, the Facility is damaged or destroyed by fire, war, or other casualty, or by an Act of God, or is taken by condemnation or sold under the threat of condemnation, or if Gaming on the Property is prohibited as a result of a decision of a court of competent jurisdiction or by operation of any applicable legislation, KAR shall have the following options:

     4.4.1 RECOMMENCEMENT OF OPERATIONS. If Gaming on the Property is prohibited by Legal Requirements, KAR shall have the option to continue its interest in this Agreement and to commence or recommence the operation of Gaming at the Facility if, at some point during the Term of this Agreement, such commencement or recommencement shall be legally and commercially feasible in the sole judgement of KAR.

     4.4.2 REPAIR OR REPLACEMENT. If the Facility is damaged, destroyed or condemned so that Gaming can no longer be conducted at the Facility, the Facility shall be reconstructed if the insurance or condemnation proceeds are sufficient to restore or replace the Facility to a condition at least comparable to that before the casualty occurred. If KAR elects to reconstruct the Facility and if the insurance proceeds or condemnation awards are insufficient to reconstruct the Facility to such condition, KAR may, in its sole discretion, advance such additional funds as are necessary to reconstruct the Facility to such condition and such fund shall, with the prior consent of SHINGLE SPRINGS and the BIA or NIGC, as appropriate, constitute a loan to SHINGLE SPRINGS, secured by the revenues from the Enterprise and repayable upon such terms as may be agreed upon by SHINGLE SPRINGS and KAR. SHINGLE SPRINGS may also elect to advance funds or borrow funds from a third party to reconstruct the Facility and such funds shall constitute a loan to the Enterprise repayable as an operating expense upon such terms as may be agreed upon by SHINGLE SPRINGS and KAR. The loan provided for herein shall not be subject to the ceiling set forth in the Development Agreement. If the insurance proceeds are not sufficient and are not used to repair the Facility, SHINGLE SPRINGS and KAR shall jointly adjust and settle any and all claims for such insurance proceeds or condemnation awards, and such proceeds or award shall be applied first, to the amounts due under the Note or Security and Reimbursement Agreement (including principal and interest); second, any other loans; third, any undistributed Net Revenues pursuant to Section 6 of this Agreement, and fourth, any surplus shall be distributed to SHINGLE SPRINGS.

4.4.3 OTHER BUSINESS PURPOSES. KAR shall have the option to use the Facility for other purposes provided the Tribal Council has approved such purposes (which written approval shall not be unreasonably withheld). For any purpose other than Gaming, KAR shall obtain all written approvals necessary under applicable law.

4.4.4 TERMINATION OF GAMING. KAR shall have the option at any time within a sixty (60) day period following the cessation of Gaming on the Property to notify SHINGLE SPRINGS in writing that it is terminating operations under this Agreement, in which case KAR shall retain any rights KAR may have to undistributed Net Revenues pursuant to Section 6 prior to the date of termination of this Agreement and rights to repayments of amounts owed to it. If KAR does not elect to terminate this Agreement, it may take whatever action may be necessary to reduce expenses during such termination of Gaming.

4.4.5 TOLLING OF THE AGREEMENT. If, after a period of cessation of Gaming on the Property, the recommencement of Gaming is possible, and if KAR has not terminated this Agreement under the provisions of Section 4.4.4, the period of such cessation shall not be deemed to have been part of the term of this Agreement and the date of expiration of the term of this Agreement shall be extended by the number of days of such cessation. Any reasonable payments agreed upon by the Tribal Council or made to any third party to eliminate rights acquired in the Property, the Facility or the Business during the period of cessation or to eliminate or cure the problems which caused the cessation of Gaming shall constitute Operating Expenses of the Business.

4.5 ALCOHOLIC BEVERAGES AND TOBACCO SALES. During the term of this Agreement alcoholic beverages may be served at the Facility if permissible in accordance with applicable law. The parties acknowledge that no enabling SHINGLE SPRINGS legislation for the sale of alcoholic beverages is now in force, and that such legislation would be necessary in order to serve alcoholic beverages at the Facility. If such legislation is subsequently enacted, and if other requisite written approvals are obtained, SHINGLE SPRINGS and a KAR may mutually agree to include service of such beverages within the Enterprise. Tobacco may be sold at the Facility subject to and in accordance with SHINGLE SPRINGS's licensing requirements, if any.

4.6  EMPLOYEES.

     4.6.1 KAR'S RESPONSIBILITY. Except as limited by Section 4.6.3 or other specific provisions of this Agreement, the KAR shall have, subject to the terms of this Agreement, the exclusive responsibility and authority to direct the selection, control and discharge of all employees performing regular services for the Enterprise in connection with maintenance, operation, and management of the Enterprise and the Facility and any activity upon the Property; and the sole responsibility for determining whether a prospective employee is qualified and the appropriate level of compensation to be paid, subject to the requirement of Section 4.6.7.

     4.6.2 ENTERPRISE EMPLOYEE POLICIES. KAR shall prepare a draft of personnel policies and procedures (the "Enterprise Employee Policies"), including a job classification system with salary levels and scales, which policies and procedures shall be subject to written approval by the Tribal Council. The Enterprise Employee Policies shall include a grievance procedure in order to establish fair and uniform standards for the employees of SHINGLE SPRINGS engaged in the Enterprise, which will include procedures for the resolution of disputes between the KAR and the Enterprises as set forth in Exhibit A attached hereto. Any revisions to the Enterprise Employee Policies shall not be effective unless they are approved in the same manner as the original Enterprise Employee Policies. All such actions shall comply with applicable SHINGLE SPRINGS law.

     4.6.3 KEY EMPLOYEES. The selection of the General Manager following the recommendation by KAR shall be subject to the written approval of the SHINGLE SPRINGS Tribal Council or its authorized designee and approval shall not be unreasonably withheld. KAR and SHINGLE SPRINGS expect that initially, in addition to this person, there will be a core group of employees working for the Enterprise, filling the positions set forth at Exhibit B (collectively, the "Key Employees"). The salaries and benefits of these Key Employees shall be subject to written approval by the Tribal Council and shall be an Operating Expense of the Enterprise. Nothing contained herein is intended to limit KAR's right to reasonably consolidate or eliminate any of these positions, or, subject to

Section 4.6.9 and subject to the written approval of the Tribal Council, to increase the number of Key Employees.

4.6.4 OFF-SITE EMPLOYEES. Subject to written approval of the Tribal Council, KAR shall also have the right to use employees of KAR and KAR's Affiliates not located at the Facility to provide services to the Enterprise ("Off-Site Employees"). All expenses, costs (including, but not limited to, salaries and benefits, but excluding pension, retirement, severance or similar benefits), which are related to such Off-Site Employees shall be subject to the Operating Budget approved by the Tribal Council, and shall be treated as Pre-Opening Expenses or Operating Expenses as appropriate.

4.6.5 NO KAR WAGES OR SALARIES. Except as otherwise provided with respect to Key Employees described in Section 4.6.3 and Off-Site Employees described in
Section 4.6.4, neither KAR nor KAR's Affiliates nor any of their officers, directors, shareholders, or employees shall be compensated by wages from or contract payments by the Enterprise for their efforts or for any work which they perform under this Agreement, other than loan repayments, reimbursement pursuant to the Security and Reimbursement Agreement and the Management Fee to be paid to KAR under Section 6.1. Nothing in this subsection shall restrict the ability of an employee of the Enterprise to purchase or hold stock in KAR, or KAR's Affiliates where (i) such stock is publicly held, and (ii) such employee acquires, on a cumulative basis, less than five percent (5%) of the outstanding stock in the corporation.

4.6.6 SHINGLE SPRINGS REGULATORY AUTHORITY (COSTS). The funding of the operation of SHINGLE SPRINGS Regulatory Authority shall, prior to the Commencement Date, be a start up expense of the Enterprise and thereafter shall be an Operating Expense. The budget for the SHINGLE SPRINGS Regulatory Authority shall be in an amount which reasonably reflects the cost of operating of this Agency up to a maximum cost of one quarter of one percent (0.25%) of Gross Gaming Revenue, but in no event shall this payment be less than $200,000 if Class III gaming is operated. Subject to the minimum and maximum amount described above, payments of 25% of the SHINGLE SPRINGS Regulatory Authority's annual approved budget shall be payable to SHINGLE SPRINGS bank account specified by the Tribal Council in a notice to KAR pursuant to the Notices Section of this Agreement on January 21st, April 21st, July 21st and October 21st of each calendar year. Such payments shall not be combined with any other payments to SHINGLE SPRINGS and said regulatory expense shall be an operating expense.

4.6.7 EMPLOYEE BACKGROUND CHECKS. A background investigation shall be consistent with the IGRA, the Compact and the Minimum Internal Controls conducted by the SHINGLE SPRINGS Regulatory Authority in compliance with all Legal Requirements, to the extent applicable, on each applicant for employment as soon as reasonably practicable.

No individual whose prior activities, criminal record, if any, or reputation, habits and association are known to pose a threat to the public interest, the effective regulation of Gaming, or to the gaming licenses of KAR or any or its Affiliates, or to create or enhance the dangers of unsuitable, unfair or illegal practices and methods and activities in the conduct of Gaming, shall knowingly be employed by KAR.

The background investigation procedures employed by the SHINGLE SPRINGS Regulatory Authority shall be formulated in consultation with KAR and shall satisfy all regulatory requirements independently applicable to KAR. Any cost associated with obtaining such background investigations shall constitute an Operating Expense, provided, however, the costs of background investigations relating to KAR, its Affiliates and the shareholders, officers and directors of KAR or its Affiliates shall be borne solely by KAR, and shall not be treated as part of the Loan or as Operating Expenses of the Enterprise.

4.6.8 INDIAN PREFERENCE, RECRUITING AND TRAINING. KAR shall, during the term of this Agreement, to the extent permitted by applicable law, including but not limited to the Indian Civil Rights Act, 25 U.S.C. Section 1301 et. seq., give preference in recruiting, training and employment to qualified Indians who reside on or near the lands within the confines of the Shingle Springs Rancheria and to such land as may hereafter be added thereto as provided in the Constitution of SHINGLE SPRINGS in all job categories of the Enterprise. KAR shall:

     (i) conduct job fairs and skills assessment meetings for SHINGLE SPRINGS members;

     (ii) in consultation with and subject to the written approval of SHINGLE SPRINGS, develop a management training program. This program shall be structured to provide appropriate training for those participating to assume full managerial control at the conclusion of the Term of this Agreement; and

     (iii) train and hire, to the maximum extent permitted by law, members of the local communities where the Facility is located. Final determination of the qualifications of all persons for employment shall be made by KAR, subject to any licensing requirements of SHINGLE SPRINGS Regulatory Authority.

     (v) Within two hundred seventy (270) days of the Commencement Date, KAR shall develop and present to SHINGLE SPRINGS for its written approval, a training plan designed to progressively reduce the number of KAR Employees, so that, by the end of the Term of the

          Agreement, all Enterprise Employees will be SHINGLE SPRINGS
          Employees.

     4.6.9 GOALS AND REMEDIES. All hiring for the Enterprise shall be done by KAR, based on the hiring policies established by the parties in consultation with each other.

     4.6.10 REMOVAL OF EMPLOYEES. KAR will act in accordance with the Enterprise Employee Policies with respect to the discharge, demotion or discipline of any Enterprise Employee.

     4.6.11 INDIAN PREFERENCE CONTRACTING. KAR shall during the term of this Agreement, to the extent permitted by applicable law, including but not limited to the Indian Civil Rights Act, 25 U.S.C. 1301 et. Seq., give preference in contracting for goods and services for the Enterprise to qualified Indians who reside on or near the lands within the confines of the Shingle Springs Rancheria and to such land as may hereafter be added thereto as provided in the Constitution of Shingle Springs. Qualified shall mean a person who is able to provide the same quality services and has demonstrated skills and abilities to perform the tasks to be undertaken in an acceptable manner, as non-Indian competitors at competitive prices, and shall be able to meet the bonding requirements of KAR and the Enterprise.

4.7 OPTIONAL SERVICES. SHINGLE SPRINGS acknowledges that KAR and KAR's Affiliates may provide services in addition to those which are encompassed by this Agreement. SHINGLE SPRINGS agrees to consider in good faith any bids/proposals presented to it by KAR or any of KAR's Affiliates to provide any such additional services to the Enterprise, it being understood, however, that this Section shall in no event be construed to require SHINGLE SPRINGS to accept any such bid/proposal.

4.8 PRE-OPENING. Six (6) months prior to the scheduled Commencement Date, KAR shall commence implementation of a pre-opening program which shall include all activities necessary to financially and operationally prepare the Facility for opening. To implement the pre-opening program, KAR shall prepare a comprehensive pre-opening budget which shall be submitted to the Tribal Council for their written approval no later than seven (7) months prior to the scheduled Commencement Date ("Pre-Opening Budget"). The Pre-Opening Budget sets forth expenses which KAR anticipates to be necessary or desirable in order to prepare the Facility for the Commencement, including without limitation, cash for disbursements, Furnishings and Equipment, initial Operating Equipment and Operating Supplies, hiring, training, relocation and temporary lodging of employees, advertising and promotion, office overhead and office space (whether on or off the Property), and travel and business entertainment (including opening celebrations and ceremonies) ("Pre-Opening Expenses"). SHINGLE SPRINGS recognizes that the Pre-Opening Budget has been prepared well in advance of Commencement and is intended only to be a reasonable estimate, subject to variation due to a number of factors, some of which will be outside of KAR's control (e.g. the time of completion, inflationary factors and varying conditions for the goods and services required). SHINGLE SPRINGS agrees that the Pre-Opening Budget may be modified from time to time, subject to written approval of SHINGLE SPRINGS in accordance with the procedure established by Article 4.9 of this Agreement for adjustments to the Operating Budget and Annual Plan.

4.9 OPERATING BUDGET AND ANNUAL PLAN. KAR shall, prior to the scheduled Commencement Date, submit to the Tribal Council, for its written approval, a proposed Operating Budget and Annual Plan for the remainder of the current Fiscal Year. Thereafter, KAR shall, not less than sixty (60) days prior to the commencement of each full or partial Fiscal Year, submit to the Tribal Council, for its written approval, a proposed Operating Budget and Annual Plan for the ensuing full or partial Fiscal Year, as the case may be. The Operating Budget and Annual Plan shall include a projected income statement, balance sheet, and projection of cash flow for the Enterprise, with detailed justifications explaining the assumptions used therein and included with the Operating Budget and Annual Plan be a schedule of repairs and maintenance (other than Capital Replacements), a business and marketing plan for the Fiscal Year, and the Minimum Balance which must remain in the Bank Account and the Facility Bank as of the end of each month during the Fiscal Year to assure sufficient monies for working capital purposes, the Facility Bank and other expenditures authorized under the Operating Budget and Annual Plan.

The Operating Budget and Annual Plan for the Enterprise will be comprised of the following:

     (a) a statement of the estimated income and expenses for the coming Fiscal Year, including estimates as to Gross Revenues and Operating Expenses for such Fiscal Year, such operating budget to reflect the estimated results of the operation during each Fiscal Month of the subject Fiscal Year;

     (b) either as part of the statement of the estimated income and expenses referred to in the preceding clause (a), or separately, budgets (and timetables and requirements of KAR) for:

          (i)    repairs and maintenance;

          (ii)   Capital Replacements;

          (iii)  Operating Equipment;

          (iv)   advertising and business promotion programs for the Casino;
                 and

          (v)    the estimated cost of Promotional Allowances; and

       (c)  a business and marketing plan for the subject Fiscal Year.

The Tribal Council's written approval of the Operating Budget and Annual Plan shall not be unreasonably withheld or delayed. KAR shall meet with the Tribal Council to discuss the proposed Operating Budget and Annual plan and the Tribal Council's written approval shall be deemed given unless a specific written objection thereto is delivered by the Tribal Council to KAR within fifteen
(15) days after KAR and the Tribal Council have met to discuss the proposed Operating Budget and Annual Plan. If the Tribal Council for any reason decline to meet with KAR to discuss a proposed Operating Budget and Annual Plan, the Tribal Council shall be deemed to have consented unless a specific written objection is delivered to KAR within fifteen (15) days after the date the proposed Operating Budget and Annual Plan is submitted to the Tribal Council. The Tribal Council shall review the Operating Budget and Annual Plan on a line-by-line basis: To be effective, any notice which disapproves a proposed Operating Budget and Annual Plan must contain specific objections in reasonable detail to individual line items.

       If the initial proposed Operating Budget and Annual Plan contains disputed budget item(s), the Tribal Council and the KAR agree to cooperate with each other in good faith to resolve the disputed or objectionable proposed item(s). In the event the Tribal Council and the KAR are not able to reach mutual agreement concerning any disputed or objectionable item(s) within twenty one (21) days after the date SHINGLE SPRINGS representatives on the Tribal Council provides written notice of its objection to KAR, either party shall be entitled to submit the dispute to arbitration in accordance with Section 17.1. If the Tribal Council and KAR are unable to resolve the disputed or objectionable item(s) prior to the commencement of the applicable fiscal year, the undisputed portions of the proposed Operating Budget and Annual Plan shall be deemed to be adopted and approved and the corresponding line item(s) contained in the Operating Budget and Annual Plan for the preceding fiscal year shall be adjusted as set forth herein and shall be substituted in lieu of the disputed item(s) in the proposed Operating Budget and Annual Plan. Those line items which are in dispute shall be determined by increasing the preceding fiscal year's actual expense for the corresponding line items by an amount determined by KAR which does not exceed the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, all items (1982-1984=100) for the fiscal year prior to the fiscal year with respect to which the adjustment to the line item(s) is being calculated or any successor or replacement index thereto. The resulting Operating Budget be deemed to be the Operating Budget and annual Plan in effect until such time as KAR and the Tribal Council have resolved the items objected to by the Tribal Council.

4.9.1 ADJUSTMENTS TO OPERATING BUDGET AND ANNUAL PLAN. KAR may, after notice to and written approval by the Tribal Council, revise the Operating Budget and annual Plan from time to time, as necessary, to reflect any unpredicted significant changes, variables or events or additional, unanticipated items of expense. KAR may, after notice to the Tribal Council, reallocate part of all of the amount budgeted with respect to any line item to another line item and to make such other modifications to the Operating Budget and Annual Plan as KAR deems necessary, provided that the total adjustments to the Operating Budget and Annual Plan shall not exceed one hundred ten percent (110%) of the aggregate approved Operating Budget and Annual Plan without written approval of the Tribal Council. KAR shall submit a revision of the Operating Budget and Annual Plan to the Tribal Council for review on a quarterly basis. In addition, in the event actual Gross Revenues for any fiscal period are greater than those provided for in the Operating Budget and annual Plan, the amounts approved in the Operating Budget and Annual Plan for guest services, food and beverage, telephone, utilities, marketing and the repair and maintenance of the Facility for any fiscal month shall be automatically deemed to be increased to an amount that bears the same relationship (ratio) to the amount budgeted for such items as actual Gross Revenue for such fiscal month. SHINGLE SPRINGS acknowledges that the Operating Budget and Annual Plan is intended only to be a reasonable estimate of the Enterprise's revenues and expenses for the ensuing Fiscal Year. KAR shall not be deemed to have made any guarantee concerning projected results contained in the Operating Budget and Annual Plan.

4.10 CAPITAL BUDGETS. KAR shall, not more than sixty (60) days or less than thirty (30) days prior to the Commencement of each fiscal year, or partial fiscal year, submit to the Tribal Council a recommended "Capital Budget" describing the present value, estimated useful life and estimated replacement costs for the ensuing full or partial year, as the case may be, for the Property, Furnishings, Equipment, and ordinary Capital Replacement items, all of which are defined to be any items, the cost of which is capitalized and depreciated, rather than expensed, using GAAP ("Capital Replacements") as shall be required to operate the Enterprise in accordance with sound business practices. Capital Replacements in the Capital Budget in an aggregate sum equal to or less than the sum of the Capital Replacement Reserve for the fiscal Year shall be recommended by KAR and approved by the Tribal Council; and any amounts in excess of the Capital Replacement Reserve for the Fiscal Year shall be subject to written approval of the Tribal Council. The Tribal Council, and KAR shall meet to discuss the proposed Capital Budget and the Tribal Council shall be required to make specific written objections to a proposed Capital Budget in the same manner and within the same time periods specified in Section 4.9 with respect to an Operating Budget and Annual Plan. The Tribal Council shall not unreasonably withhold or delay its consent. KAR shall be responsible for the design and installation of Capital Replacements, subject to the Tribal
Council's written approval, and inspection, which approval shall not be unreasonably withheld.

4.11 CAPITAL REPLACEMENTS. SHINGLE SPRINGS shall effect and expend such amounts for any Capital Replacements as shall be required, in the course of the operation of the Enterprise, to maintain, at a minimum, the Enterprise in compliance with any Legal Requirements and to comply with KAR's recommended programs for renovation, modernization and improvement intended to keep the Enterprise competitive in its market, or to correct any condition of an emergency nature, including without limitation, maintenance, replacements or repairs which are required to be effected by SHINGLE SPRINGS, which in KAR's sole discretion requires immediate action to preserve and protect the comfort, health, safety and/or welfare of the Facility's guests or employees (an "Emergency Condition"); provided, however, that SHINGLE SPRINGS shall be under no obligation to fund Capital Replacements in aggregate amount greater than its periodic required contributions to the Capital Replacement Reserve described in Section 4.12. KAR is authorized to take all steps and to make all expenditures from the Disbursement Account, described at Section 4.17.3 (in the case of non-capitalized repairs and maintenance), or Capital Replacement Reserve, described in Section 4.12, (in the case of expenditures for Capital Replacements) as it deems necessary to repair and correct any Emergency Condition, regardless whether such provisions have been made in the Capital Budget or the Operating Budget and Annual Plan for any such expenditures; or the cost thereof may be advanced by KAR and reimbursed from future revenues. Design and installation of Capital Replacements shall be effected in a time period and subject to such conditions as the KAR may establish to minimize interference with or disruption of ongoing operations.

4.12 CAPITAL REPLACEMENT RESERVE. KAR shall establish a Capital Replacement Reserve on the books of account of the Enterprise, and the cash contributions required by Section 4.13 shall be deposited by the KAR into an account (the "Capital Replacement Reserve") established in SHINGLE SPRINGS's name at a bank designated by the Tribal Council. All amounts in the Capital Replacement Reserve shall be invested in interest bearing investments in accordance with the Enterprise Investment Policy set forth in Exhibit C to this Agreement to the extent that availability of funds, when required, is not thereby impaired. Interest earned on amounts deposited in the Capital Replacement Reserve shall be credited to the Capital Replacement Reserve and shall be available for payment of expenditures for Capital Replacements to the Facility. KAR shall draw on the Capital Replacement Reserve for Capital Replacements to purchase those items included in the "Capital Budget" approved by the Tribal Council or such emergency additions of replacements as shall be required to keep the Enterprise in compliance with legal requirements or such emergency additions or replacements necessary to protect the comfort, health, safety or welfare of the Facility's guests or employees.

4.13 PERIODIC CONTRIBUTIONS TO CAPITAL REPLACEMENT RESERVE. Deposits into the Capital Replacement Reserve Equivalent to an annual rate of 1% (one percent) of Gross Revenues during the first two years of the Term of this Agreement after the Commencement Date and equivalent to an annual rate of 2% (two percent) of Gross Revenues during the remainder of the Term, and shall be made monthly. The cash amounts required to be so deposited shall be calculated and deposited into the Capital Replacement Reserve, in arrears, no later than the twenty-first (21st) day of the month immediately following the month with respect to which a deposit is made. If any adjustments of Gross Revenues is made as a result of an audit or for other accounting reasons, a corresponding adjustment in the Capital Replacement Reserve deposit shall be made. In addition, all proceeds from the sale of capital items no longer needed for the operation of the Enterprise, and the proceeds of any insurance received in reimbursement for any items previously paid for from the Capital Replacement Reserve, shall be deposited into the Capital Replacement Reserve upon receipt, and said Capital Replacement Reserve shall be an operating expense.

4.14 USE AND ALLOCATION OF CAPITAL REPLACEMENT RESERVE.     Any expenditures for
Capital Replacements which have been budgeted and previously approved may be paid from the Capital Replacement Reserve without further written approval from SHINGLE SPRINGS. Any amounts remaining in the Capital Replacement Reserve at the close of any year shall be carried forward and retained in the Capital Replacement Reserve until fully used. If amounts in the Capital Replacement Reserve at the end of any year plus the anticipated contributions to the Capital Replacement Reserve for the next ensuing year are not sufficient to pay for Capital Replacements authorized by the Capital Budget for such ensuing year, then additional funds, in the amount of the projected deficiency, may be advanced by the KAR and reimbursed by the Enterprise from future revenues.

4.15 INTERNAL CONTROL SYSTEMS.     KAR shall install systems for monitoring of
all funds (the "Internal Control Systems"), which systems shall comply with all Legal Requirements included in SHINGLE SPRING's Minimum Internal Controls, and shall be submitted to SHINGLE SPRINGS Regulatory Authority for written approval in advance of implementation, which written approval shall not be unreasonably withheld. SHINGLE SPRINGS shall retain the right to review all Internal Control Systems and any changes instituted to the Internal Control Systems of the Enterprise. SHINGLE SPRINGS shall have the right to retain an auditor to review the adequacy of the Internal Control Systems prior to the Commencement Date. The cost of such review shall be a Pre-Opening Expense. Any changes in such systems after the Commencement Date also shall be subject to review and written approval by SHINGLE SPRINGS Regulatory Authority SHINGLE SPRINGS Regulatory Authority and KAR shall have the right and duty to maintain and police the Internal Control Systems in order to prevent any loss of proceeds from the Enterprise. SHINGLE SPRINGS Regulatory Authority shall have the right to inspect and oversee the Internal Control System at all times. KAR shall install a closed circuit television system to be used for monitoring the cash handling activities of the Enterprise sufficient to meet all Legal Requirements.

4.16 BANKING AND BANK ACCOUNTS.

     4.16.1 BANK ACCOUNTS. The Tribal Council shall select, and the Tribal Council shall approve, a bank or banks for the deposit and maintenance of funds and shall establish in such bank or banks accounts as KAR deems appropriate and necessary in the course of business and as consistent with this Agreement ("Enterprise Bank Accounts"). Establishment of any Enterprise Bank Account shall be subject to the written approval of the Tribal Council. The sum of money agreed to by the Tribal Council to be maintained in the Enterprise Bank Account(s) to serve as working capital for Enterprise operations, shall include all sums needed for the Facility Bank, and all sums needed to accrue for payment of expenses not paid on a monthly basis (the "Minimum Balance"). Attached hereto as Exhibit D is the form of Irrevocable Banking Instructions to be executed by SHINGLE SPRINGS with regard to each Enterprise Bank Account and to be in effect during the Term of this Agreement.

     4.16.2 DAILY DEPOSITS TO DEPOSITORY ACCOUNT. KAR shall establish for the benefit of SHINGLE SPRINGS in the Enterprise's name a Depository Account. KAR shall collect all gross revenues and other proceeds connected with or arising from the operation of the Enterprise, the sale of all products, food and beverage, and all other activities of the Enterprise and deposit the related cash daily into the Depository Account at least once during each 24-hour period. All money received by the Enterprise on each day that it is open must be counted at the close of operations for that day or at least once during each 24-hour period. KAR agrees to obtain a bonded transportation service to effect the safe transportation of the daily receipts to SHINGLE SPRINGS, which expenses shall constitute an Operating Expense.

     4.16.3 DISBURSEMENT ACCOUNT. KAR shall establish for the benefit of SHINGLE SPRINGS in the Enterprise's name a Disbursement Account. KAR shall, constitute with and pursuant to the approved annual Operating Budget and Annual Plan, have responsibility and authority for making all payments for Operating Expenses, debt service, management fees, and disbursements to SHINGLE SPRINGS from the Disbursement Account.

     4.16.4 NO CASH DISBURSEMENTS. KAR shall not make any cash disbursements from the Enterprise Bank Accounts except for the payment of cash prizes of $7,000 or less; and except for such cash disbursements, any and all additional cash prizes and all payments or disbursements by the KAR shall be made by check or wire transfer drawn against an Enterprise Bank Account.

     4.16.5 TRANSFERS BETWEEN ACCOUNTS. KAR has the authority to transfer funds from and between the Enterprise Bank Accounts to the Disbursement Account in order to pay Operating Expenses and to pay debt service pursuant to the Loan Agreement and Note, the Security and Reimbursement Agreement, the Development Agreement, to invest funds in accordance with the Enterprise Investment Policy and to pay the fees payable to KAR pursuant to this Agreement.

4.17 INSURANCE. KAR, on behalf of SHINGLE SPRINGS, shall have the responsibility to arrange for, obtain and maintain, or cause it agents to maintain, with responsible insurance carriers licensed to do business in the State of California, insurance satisfactory to KAR and the Tribal Council covering the Facility and the operations of the Enterprise, naming SHINGLE SPRINGS, the Enterprise, KAR, and KAR's Affiliates as insured parties, in at least the amounts which are set forth in Exhibit E.

4.18     ACCOUNTING AND BOOKS OF ACCOUNT.

4.18.1 STATEMENTS. KAR shall prepare and provide to the Tribal Council on a monthly, quarterly, and annual basis, operating statements. The operating statements shall comply with all Legal Requirements and shall include an income statement, statement of cash flows, and balance sheet for the Enterprise. Such statements shall include Operating Budget and Annual Plan and Capital Budget projections as comparative statements, and which, after the first full year of operation, will include comparative statements from the comparable period for the prior year of all revenues, and all other amounts collected and received, and all deductions and disbursements made therefrom in connection with the Enterprise.

4.18.2 BOOKS OF ACCOUNT. KAR shall maintain full and accurate books of account at an office in the Facility and at such other location as may be determined by KAR. SHINGLE SPRINGS shall have access to the daily operations of the Enterprise and shall have the unlimited right to inspect, examine, and copy all such books and supporting business records. Such rights may be exercised through SHINGLE SPRINGS Regulatory Agency or through an agent, employee, attorney, or independent accountant acting on behalf of the Tribal Council or SHINGLE SPRINGS's Gaming Regulatory Agency.

4.18.3 ACCOUNTING STANDARDS. KAR shall maintain the books and records reflecting the operations of the Enterprise in accordance with the accounting practices of KAR in conformity with Generally Accepted Accounting Principles consistently applied and shall adopt and follow the fiscal accounting periods utilized by KAR in its normal course of business (i.e., a month, quarter and year prepared in accordance with the Enterprise Fiscal Year). The accounting systems and procedures shall comply with Legal Requirements and, at a minimum:

          (i)       include an adequate system of internal accounting controls;

          (ii) permit the preparation of financial statements in accordance with generally accepted accounting principles;

          (iii)     be susceptible to audit;

          (iv) permit the calculation and payment of the Management Fee described in Section 6; and

          (v) provide for the allocation of operating expenses or overhead expenses among SHINGLE SPRINGS, the Enterprise, and any other user of shared facilities and services.

4.18.4 ANNUAL AUDIT. An independent certified public accounting firm selected by SHINGLE SPRING's Gaming Regulatory Agency and Tribal Council and
KAR shall perform an annual audit of the books and records of the Enterprise and of all contracts for supplies, services or concessions reflecting Operating Expenses. SHINGLE SPRINGS's Gaming Regulatory Agency and Tribal Council, the BIA and the NIGC shall also have the right to perform special audits of the Enterprise on any aspect of the Enterprise at any time without restriction. The costs incurred for such audits shall constitute an Operating Expense. Such audits shall be provided by SHINGLE SPRINGS to all applicable federal and state agencies, as required by law, and may be used by KAR for reporting purposes under federal and state securities laws, if required.

    4.19 RETAIL SHOPS AND CONCESSIONS. With respect to the operation of the shops and concessions located within the Facility the Tribal Council shall approve in advance in writing the specific type or types of shops or concessions proposed by KAR to be authorized for inclusion in the Facility, which approval shall not be unreasonably withheld.

5. LIENS. Subject to the exceptions hereinafter stated in Section 5.1, SHINGLE SPRINGS specifically warrants and represents to KAR that during the term of this Agreement SHINGLE SPRINGS shall not act in any way whatsoever, either directly or indirectly, to cause any one to become an encumbrance or lienholder of the Property or the Facility, other than KAR or Lender, or to allow any one to obtain any interest in this Agreement without the prior written consent of KAR, and, where applicable, consent from the United States. KAR specifically warrants and represents to SHINGLE SPRINGS that during the term of this Agreement, KAR shall not act in any way, directly or indirectly, to cause any one to become an encumbrance or lienholder of the Property or the Facility, or to obtain any interest in this Agreement without prior consent of SHINGLE SPRINGS, and, where applicable, the United States. SHINGLE SPRINGS and KAR shall keep the Facility and Property free and clear of all enforceable mechanics' and other enforceable liens resulting from the construction of the Facility and all other enforceable liens which may attach to the Facility or the Property, which shall at all times remain the property of the United States in trust for SHINGLE SPRINGS. If any such lien is claimed or filed, it shall be the duty of SHINGLE SPRINGS to discharge or take the legal action to contest the claim or the lien within thirty (30) days after having been given written notice of such claim, either by payment to the claimant, by the posting of a bond and the payment into the court of the amount necessary to relieve and discharge or stay such claim, or in any other manner which will result in the discharge or stay of such claim, and KAR is authorized to act in behalf of SHINGLE SPRINGS to discharge any liens if SHINGLE SPRINGS fails to take appropriate action towards that goal within that 30 day period. It is understood that this shall not apply to the Tribe's portion of the Net Revenues after transferred to SHINGLE SPRINGS.

    5.1 EXCEPTIONS. SHINGLE SPRINGS shall have the right to grant security interests in Enterprise revenues subordinated to the interests of the KAR pursuant to the Security and Reimbursement Agreement, as well as priority security interests in any Facility assets other than personal property purchased with the proceeds of the Loan, but only if such security interests are granted to secure loans made to and for the benefit of the Enterprise, and KAR has been offered a prior opportunity to make such loans on similar financial terms.

6.   MANAGEMENT FEE, REIMBURSEMENTS, DISBURSEMENTS, AND OTHER PAYMENTS BY KAR.

     6.1 MANAGEMENT FEE. Subject to the provisions of Section 6.4, on or before the twenty-first (21st) day of each month after the first calendar month of operation, KAR is authorized by SHINGLE SPRINGS to pay itself from the Enterprise SHINGLE SPRINGS Account(s) a fee equal to thirty percent (30%) of Net Revenues for the prior calendar month.

     6.2 DISBURSEMENTS. As and when received by KAR, Gross Revenues shall be deposited in the Depository Account created pursuant to Section 4.16.2 of this Agreement. There shall, in turn, be disbursed by KAR, on a monthly basis, for and on behalf of SHINGLE SPRINGS, funds from the Enterprise Bank Account(s) to pay, to the extent available, Operating Expenses and required deposits into the Capital Replacement Reserve for Capital Replacements.

     KAR will reserve funds in the Enterprise in amounts equal to the Minimum Balance, and KAR may increase the Minimum Balance, in KAR's sole discretion, at anytime during the first year following the Commencement Date to reflect unanticipated working capital needs revealed by actual Enterprise operations. Additionally, KAR may advance any monies needed to cover any operating cash shortfall and shall be allowed to be reimbursed same in accordance with Section 9.12.

     6.3  ADJUSTMENT TO BANK ACCOUNT. After the disbursements pursuant to
     Section 6.2, and establishment of any additional reserves for future disbursements as KAR deems necessary and as are approved by the Tribal Council, taking into account anticipated cash flow and Operating Costs of the Enterprise, any excess funds remaining in the Enterprise Bank Account(s) over the Minimum Balance, the Capital Replacement Reserve, and such additional reserves approved by the Tribal Council, shall be disbursed monthly in accordance with Section 6.4.

     6.4  PAYMENT OF FEES AND SHINGLE SPRINGS DISBURSEMENT. Within twenty-one
     (21) days after the end of each calendar month of operations, KAR shall calculate Gross Revenues, Operating Expenses, and Net Revenues of the Enterprise for the previous month's operations and the year's operations to date. Such Net Revenues shall be disbursed from the Enterprise Bank Account(s) to the extent available to pay the scheduled items to the extent due any payable and earned in the following order of priority:

          (i)  the Minimum Monthly Priority Payment described in Section 6.5;

          (ii) Current principal and any other payments due on the Loan (and if payments are due quarterly, a reserve equal to one third of the scheduled quarterly payment shall be deposited in a designated Enterprise Bank Account for such payment, and may be invested in accordance with the Enterprise Investment

             Policies pending payment);

             (iii)    Capital Replacement Reserve contributions as described in
             Section 4.13;

             (iv) payments due on the Interim Promissory Note and the reimbursement of amounts advanced by KAR; and

             (v)      Management Fee

      All remaining Net Revenues less minimum monthly priority payments to SHINGLE SPRINGS shall be distributed to SHINGLE SPRINGS at the same time ("Monthly Distribution Payment") the Management Fee is paid.

      6.5 MINIMUM MONTHLY PRIORITY PAYMENT. Commencing on the tenth (10th) day of the first month following the Commencement Date (unless and to the extent that the Commencement Date is delayed as a result of the action or negligence of SHINGLE SPRINGS) remainder of the term of this Agreement and until SHINGLE SPRINGS has received pursuant to this Agreement a cumulative amount of SIX MILLION DOLLARS ($6,000,000.00) during each twelve month period commencing on the date of the first distribution hereunder following the Commencement Date, FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) per month to SHINGLE SPRINGS which shall be charged against SHINGLE SPRING'S share of net profits. The payments under this
      Section 6.5 shall be the Minimum Monthly Priority Payments and such payments shall be prorated for any partial month on the basis of the number of days in such month. No Minimum Monthly Priority Payment shall be owed for any months during which Class III gaming is suspended or terminated at the Facility regardless of the reason or cause for such suspension or termination or if there is a change in any law which has material adverse effect on the operation of the Enterprise. If Net Profits are inadequate to make the Minimum Monthly Priority Payments, KAR shall advance the required amount and shall be reimbursed from future Net Profits payable to SHINGLE SPRINGS.

      6.6 PAYMENT OF NET REVENUES. The Net Revenues paid to SHINGLE SPRINGS pursuant to this section 6 shall be payable to SHINGLE SPRINGS bank account specified by the Council in a notice to KAR pursuant to
      Section 9.2.


7.    TRADE NAMES, TRADE MARKS AND SERVICE MARKS.

      7.1 ENTERPRISE NAME. The exact name of the Enterprise shall be approved in writing by SHINGLE SPRINGS, which approval shall not be unreasonably withheld.

      7.2 SYSTEM MARKS. Prior to the Commencement Date and from time to time during the Term hereof, Manager agrees to erect and install, in accordance with local codes and regulations, all signs KAR deem necessary in, on or about the Facility, including, but not limited to, signs bearing the System Marks as part of the Enterprise Name. The costs of purchasing, leasing, transporting, constructing, maintaining and installing the required signs and systems shall be part of the start-up costs. KAR shall obtain the written approval from SHINGLE SPRINGS for any use of any System Mark prior to installation and use by the Enterprise.

         SHINGLE SPRINGS agrees to recognize the exclusive right of ownership of KAR to all KAR's trademarks, copyrights, trade names, and patents, now or hereafter held or applied for in connection therewith (collectively, the "System Marks"). SHINGLE SPRINGS hereby disclaims any right or interest therein, regardless of any legal protection afforded thereto. SHINGLE SPRINGS acknowledges that all of the System Marks might not be used in connection with the Enterprise, and KAR and SHINGLE SPRINGS shall determine which circumstance shall be so used. SHINGLE SPRINGS covenants that in the event of termination, cancellation or expiration of this Agreement, whether as a result of default by KAR or otherwise, SHINGLE SPRINGS shall not hold itself out as, or continue operation of the Enterprise as a KAR casino nor will it utilize any of the System Marks of any variant thereof in the name or operation of the Enterprise. SHINGLE SPRINGS agrees that KAR or their respective representative may, at any time thereafter, enter the Facility and may remove all signs, furnishings, printed material, emblems, slogans or other distinguishing characteristics which are not or hereafter may be connected or identified with KAR or which carry any KAR Mark. SHINGLE SPRINGS shall not use any of the KAR corporate names, or any variation thereof, directly or indirectly. (a) in connection with a private placement or public sale of securities or other comparable means of financing or (b) press releases and other public communications, without the prior written approval of KAR (or any successor owner of the KAR trademarks and service marks), which consent shall not be unreasonably withheld.


         7.3 LITIGATION INVOLVING SYSTEM MARKS. SHINGLE SPRINGS and KAR agree that, in the event SHINGLE SPRINGS and/or KAR is or are the subject of any litigation or action brought by any party seeking to restrain the use by SHINGLE SPRINGS or KAR, or either of them, of any System Mark used by KAR for or on or in connection with the Facility or Enterprise, any such litigation or action shall be defended entirely by and at the expense of KAR, notwithstanding that KAR may not be named as a party thereto. SHINGLE SPRINGS shall not have the right to bring suit against any user of the System Marks. In all cases, the conduct of any suit, whether brought by KAR or instituted against SHINGLE SPRINGS and/or KAR shall be under the absolute control of counsel to be nominated and retained by KAR, notwithstanding that KAR may not be a party to such suit. KAR agrees and covenants to defend and hold SHINGLE SPRINGS harmless from and to indemnify SHINGLE SPRINGS against any judgments or awards of any court or administrative agency or competent jurisdiction, whether such awards be in the form of damages, costs or otherwise, imposed against SHINGLE SPRINGS and arising from the use by KAR of any System Marks or similar rights or registrations for or on or in connection with the Facility or Enterprise in accordance with the terms of this Agreement.

8. TAXES.

     8.1 STATE AND LOCAL TAXES. If the State or any local government attempts to impose any excise, use or transactional tax upon any party to this Agreement or upon the Enterprise, the Facility or the Property, the Tribal Council may, in the name of the appropriate party or parties in interest, may, upon unanimous vote, resist such attempt through legal action. The costs of such action and the compensation of legal counsel shall be an Operating Expense of the Enterprise. This Section shall in no manner be construed to imply that any party to this Agreement or the Enterprise is liable for any such tax.

     8.2 SHINGLE SPRINGS TAXES. SHINGLE SPRINGS agrees that neither it nor any agent, agency, affiliate or representative of SHINGLE SPRINGS will impose any taxes, fees, assessments, or other charges of any nature whatsoever on payment of any debt service to KAR of any of its Affiliates or to any lender furnishing financing for the Facility or for the Enterprise, or on the Enterprise, the Facility, the revenues therefrom or on the Management Fee as described in Section 6.1 of this Agreement; provided, however, SHINGLE SPRINGS may assess license fees reflecting reasonable regulatory costs incurred by SHINGLE SPRINGS Regulatory Agency as provided for in
     Section 4.6.6. SHINGLE SPRINGS further agrees that neither it nor any agent, agency, affiliate or representative will impose any taxes, fees, assessments or other charges of any nature whatsoever on the salaries or benefits, or dividends paid to, any of KAR's members, officers, directors or employees, or other Affiliates or any of the employees of the Enterprise; or any provider of goods, materials, or services to the Enterprise. KAR retains the right, subject to Section 11 of this Agreement, to terminate this Agreement, the Development Agreement and all accompanying agreements if it reasonably determines that any statute, law, ordinance or regulation of SHINGLE SPRINGS renders operation of the Enterprise uncompetitive.

          8.2.1 TERMINATION BY KAR. Should KAR terminate the Agreement pursuant to this Section, KAR shall retain the right to repayment of:
          (a) money lent to SHINGLE SPRINGS by KAR's or KAR's Affiliates and money lent to SHINGLE SPRINGS and guaranteed by the KAR and/or KAR's Affiliates to the extent KAR and/or KAR's Affiliates are required to pay pursuant to such guarantee; (b) reimbursement of any monies which may become due and payable under the terms of the Interim Promissory Note, and the Security and Reimbursement Agreement. Except as otherwise provided herein, if any taxes, fees or assessments are levied by SHINGLE SPRINGS, such taxes and assessments shall constitute Operating Expenses of the Enterprise.

     8.3 COMPLIANCE WITH INTERNAL REVENUE CODE. KAR shall comply with all applicable provisions of the Internal Revenue Code.

9.   GENERAL PROVISIONS.

     9.1 SITES OF THE CONTRACTS. This Agreement, as well as all contracts entered into between SHINGLE SPRINGS and any person or any entity providing services to the Enterprise, shall be deemed entered into in the State of California, and shall be subject to all Legal Requirements of SHINGLE SPRINGS and federal law.

9.2 NOTICE. Any notice required to be given pursuant to this Agreement shall be delivered to the appropriate party by Federal Express or by Certified Mail Return Receipt Requested, addressed as follows:

          If to SHINGLE SPRINGS:   Jim Adams, Chairperson
                                   Shingle Springs Bank of Miwok Indians
                                   P.O. Box 1340
                                   Shingle Springs, CA 95682

          Copies to:               Phillip E. Thompson
                                   Thompson Associates
                                   2307 Thornknoll Drive
                                   Suite 100
                                   Fort Washington, MD 20744

          If to KAR:               Kean Argovitz Resorts - Shingle Springs, LLC
                                   11999 Katy Frwy., Suite 322
                                   Houston, TX 77079
                                   Attn.: Kevin M. Kean

          Copies to:               Kean Argovitz Resorts - Shingle Springs, LLC
                                   11999 Katy Frwy., Suite 322
                                   Houston, TX 77079
                                   Attn.: Dr. Jerry A. Argovitz

and to different address(es) as KAR or SHINGLE SPRINGS may specify in writing using the notice procedure called for in this Section 9.2. Any such notice shall be deemed given two days following deposit in the United States mail or upon actual delivery, whichever first occurs.

9.3 AUTHORITY TO EXECUTE AND PERFORM AGREEMENT. SHINGLE SPRINGS and KAR represent and warrant to each other that they each have full power and authority to execute this Agreement and to be bound by and perform the terms hereof. On request, each party shall furnish the other evidence of such authority.

9.4 RELATIONSHIP. KAR and SHINGLE SPRINGS shall not be construed as joint ventures or partners of each other by reason of this Agreement and neither shall have the power to bind or obligate the other except as set forth in this Agreement.

9.5 KAR'S CONTRACTUAL AUTHORITY. KAR is authorized, subject to the Tribal Council review, which is not to be unreasonably withheld, to make, enter into and perform in the name of and for the account of SHINGLE SPRINGS, doing business as the Enterprise, such contracts deemed necessary by KAR to perform its obligations under this Agreement, provided such contracts comply with the terms and conditions of this Agreement provided such contracts do not obligate the Enterprise to pay sums not approved in the Operating Budget and Annual Plan or the Capital Budget.

9.6 FURTHER ACTIONS. SHINGLE SPRINGS and KAR agree to execute all contracts, agreements and documents and to take all actions necessary to comply with the provisions of this Agreement and the intent hereof.

9.7 DEFENSE. Except for disputes between SHINGLE SPRINGS and KAR, and claims relating to SHINGLE SPRING's status as a Federally recognized Indian Tribe, KAR shall bring and/or defend and/or settle any claim or legal action brought against KAR, the Enterprise or SHINGLE SPRINGS, individually, jointly or severally, or any Enterprise Employee, in connection with the operation of the Enterprise. KAR shall recommend and subject to SHINGLE SPRING's written approval of legal counsel, which approval shall not be unreasonably withheld, KAR shall retain and supervise legal counsel, accountants and such other professionals, consultants and specialists as KAR deems appropriate to defend any such claim or cause of action provided that the Tribal Council retains the right to suspend any such negotiations if it reasonably concludes, based on the advice of its legal council that such negotiations or settlements is endangering the legal rights and long term welfare of SHINGLE SPRINGS. All liabilities, costs, and expenses, including reasonable attorneys' fees and disbursements incurred in defending and/or settling any such claim or legal action which are not covered by insurance shall be an Operating Expense, or, if incurred prior to the Commencement Date, shall be a Start-up Expense except for any fees, settlements or other costs pertaining to actions, claims, or settlements involving agreements or contracts with SHINGLE SPRINGS that were initiated prior to the execution of this Agreement. Nothing contained herein is a grant to KAR of the right to waive SHINGLE SPRINGS's or the Enterprise's sovereign immunity. That right is strictly reserved to SHINGLE SPRINGS. Any settlement of a third party claim or cause of action shall require written approval of the Tribal Council. Nothing in this paragraph shall prohibit or prevent SHINGLE SPRINGS from retaining and supervising legal counsel of its choice.

9.8 WAIVERS. No failure or delay by KAR or SHINGLE SPRINGS to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy consequent upon the breach thereof, shall constitute a waiver of any such breach or any subsequent agreement, term, or condition of this Agreement and no breach thereof shall be waived, altered or modified except by written instrument. No waiver of any breach shall affect or alter this Agreement, but each and every covenant, agreement, term and condition of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

9.9 CAPTIONS. The captions for each Section and Sub-Section are intended for convenience only.

9.10 SEVERABILITY. If any of the terms and provisions hereof shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any of the other terms or provisions hereof. If, however, any material part of a party's rights under this Agreement shall be declared invalid or unenforceable, (specifically including KAR's right to receive its Management
Fees) the party whose rights have been declared invalid or unenforceable shall have the option to terminate this Agreement upon thirty (30) days written notice to the other party, without liability on the part of the terminating party.

9.11 INTEREST. Except as otherwise provided in the Development Agreement, any amount advanced by KAR or SHINGLE SPRINGS related to the operation of the Enterprise shall accrue interest at same rate as the Note and shall be treated according to GAAP.

9.12 RECOUPMENT AND REIMBURSEMENT. The performance by KAR of its responsibilities under this Agreement are conditioned upon the Enterprise generating sufficient funds to KAR on a timely basis to enable KAR to perform its obligations hereunder. KAR shall, according to the terms of this Agreement or at its option if not so required, advance funds or contribute property, on behalf of SHINGLE SPRINGS, to satisfy obligations of SHINGLE SPRINGS in connection with the Facility and this Agreement. KAR shall keep appropriate records to document all reimbursable expenses paid by KAR, which records shall be made available for inspection by SHINGLE SPRINGS or its agents upon request and KAR shall send written notice of the same to the Tribal Council within 72 hours of such advance. SHINGLE SPRINGS agrees to reimburse KAR with interest from future Net Revenues for money paid or property contributed by KAR to satisfy obligations of SHINGLE SPRINGS in connection with the Enterprise and this Agreement. Interest shall be calculated at the rate of prime plus 2% as established by the Chase Manhattan Bank from the date SHINGLE SPRINGS was obligated to remit the funds or contribute the property for the satisfaction of such obligation to the date reimbursement is made. KAR's sole source of such reimbursement shall be from undistributed and future Net Revenues of SHINGLE SPRINGS.

9.13 TRAVEL AND OUT-OF-POCKET EXPENSES. To the extent approved by the Tribal Council, KAR and the Tribe shall be reimbursed for all travel and out-of-pocket expenses reasonably incurred in the performance of this Agreement. Subject to the Operating Budget and Annual Plan, all travel and out-of-pocket expenses of Enterprise Employees reasonably incurred in the performance of their duties shall be an Operating Expense.

9.14 THIRD PARTY BENEFICIARY. This Agreement is exclusively for the benefit of the parties hereto and it may not be enforced by any party other than the parties to this Agreement and shall not give rise to liability to any third party other than the authorized successors and assigns of the parties hereto as such are authorized by this Agreement.

9.15 BROKERAGE. KAR and SHINGLE SPRINGS represent and warrant to each other neither has sought the services of a broker, finder or agent in this transaction, and neither has employed, nor authorized, any other person to act in such capacity. KAR and SHINGLE SPRINGS each hereby agrees to indemnify and hold the other harmless from an against any and all claims, loss, liability, damage or expenses (including reasonable attorneys' fees) suffered or incurred by the other party as a result of a claim brought by a person or entity engaged or claiming to be engaged as a finder, broker or agent by the indemnifying party.

9.16 SURVIVAL OF COVENANTS. Any covenant, term or provision of this Agreement which, in order to be effective, must survive the termination of this Agreement, shall survive any such termination.

9.17 ESTOPPEL CERTIFICATE. KAR and SHINGLE SPRINGS agree to furnish to the other party, from time to time upon request, an estoppel certificate in such reasonable form as the requesting party may request stating whether there have been any defaults under this Agreement known to the party furnishing the estoppel certificate and such other information relating to the Enterprise as may be reasonably requested.

9.18 PERIODS OF TIME. Whenever any determination is to be made or action is to be taken on a date specified in this Agreement, if such date shall fall on a Saturday, Sunday or legal holiday under the laws of SHINGLE SPRINGS or the State of California, then in such event said date shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

9.19 EXHIBITS. All exhibits attached hereto are incorporated herein by reference and made a part hereof as if fully rewritten or reproduced herein.

9.20 SUCCESSORS, ASSIGNS, AND SUBCONTRACTING. The benefits and obligations of this Agreement shall inure to and be binding upon the parties hereto and their respective successors and assigns. KAR shall have the right to assign its rights under this Agreement and the Development Agreement only with the prior written consent of the Tribal Council, provided that such assignee or subcontractor has the competency and financial capability to perform as required by this Agreement. The acquisition of KAR by a party other than an Affiliate of KAR, or its successor corporation, shall not constitute an assignment of this Agreement by KAR and this Agreement shall remain in full force and effect between SHINGLE SPRINGS and KAR, subject only to legal Requirements.

Other than stated above, this Agreement may not be assigned or its non-gaming obligation subcontracted by KAR, without the prior written approval of the Tribal Council and the written approval of the Chairperson of the NIGC or his authorized representative after a complete background investigation of the proposed assignee. SHINGLE SPRINGS shall, without the consent of KAR, have the right to assign this Agreement and the assets of the Enterprise to an instrumentality of SHINGLE SPRINGS or to a corporation wholly-owned by SHINGLE SPRINGS organized to conduct the business of the Enterprise for SHINGLE SPRINGS that assumes all obligations herein.

     Any assignment by SHINGLE SPRINGS shall not prejudice the right of KAR under this Agreement. No assignment authorized hereunder shall be effective until all necessary government written approvals have been obtained.

     9.21 TIME IS OF THE ESSENCE. Time is of the essence in the performance of this Agreement.

     9.22 PATRON DISPUTE RESOLUTION. KAR shall address all patron disputes in manner which is consistent with the patron dispute policy approved by the SHINGLE SPRINGS Regulatory Authority which shall at all times be consistent with SHINGLE SPRINGS Gaming Ordinance.

     9.23 INDEMNIFICATION. SINGLE SPRINGS hereby agrees to indemnify and will hold KAR harmless from and against any and all claims, demands, liabilities, actions, damages, costs, charges and expenses (including attorney fees) as a consequence, direct or indirect of SHINGLE SPRING's association with including but not limited to Chris Anderson, Sharp Image Gaming, Excelsior Gaming, or any other party with any claims against SHINGLE SPRINGS. The Coushatta Tribe of Louisiana and Lakes Gaming, Inc. shall be excluded.

     9.24 MODIFICATION. Any change to or modification of this Agreement must be in writing signed by both parties hereto and shall be effective only upon written approval by the Chairperson of the NIGC, the date of signature of the parties notwithstanding.

10.  WARRANTIES.

     10.1 NON-INTERFERENCE IN SHINGLE SPRINGS AFFAIRS. KAR agrees not to interfere in or attempt to wrongfully influence the internal affairs or government decisions of SHINGLE SPRINGS government by offering cash incentives, by making written or oral threats to the personal or financial status of any person, or by any other action, except for actions in the normal course of business of KAR that relate to the Enterprise. For the purposes of this Section 10.1, if any such undue interference in SHINGLE SPRINGS affairs is alleged by the federally recognized tribal government in writing and the NIGC, finds that KAR has unduly interfered with the internal affairs of SHINGLE SPRINGS government and has not taken sufficient action to cure and prevent such interference, that finding of interference shall be grounds for termination of the Agreement. KAR shall be entitled to immediate written notice and a complete copy of any such complaint to the NIGC.

     10.2 PROHIBITION OF PAYMENTS TO MEMBERS OF SHINGLE SPRINGS GOVERNMENT. KAR represents and warrants that no payments have been or will be made by KAR or KAR's Affiliates, to any Member of SHINGLE SPRINGS Government, any SHINGLE SPRINGS official, any relative of a member of SHINGLE SPRINGS government of SHINGLE SPRINGS official, or any SHINGLE SPRINGS government employee for the purpose of obtaining any special privilege, gain, advantage or consideration.

     10.3 PROHIBITION OF HIRING MEMBERS OF SHINGLE SPRINGS GOVERNMENT. No member of SHINGLE SPRINGS Government, SHINGLE SPRINGS official, relative of a Member of SHINGLE SPRINGS Government or SHINGLE SPRINGS official or employee of SHINGLE SPRINGS government may be employees at the Enterprise without a written waiver of this Section 10.3 by SHINGLE SPRINGS. For this purpose, SHINGLE SPRINGS will identify all such persons to KAR in a writing and take reasonable steps to keep the list current; KAR shall not be held responsible if any person not on such written list is an employee.

     10.4 PROHIBITION OF FINANCIAL INTEREST IN ENTERPRISE. No Member of SHINGLE SPRINGS Government or relative of a Member of SHINGLE SPRINGS Government shall have a direct or indirect financial interest in the Enterprise greater than the interest of any other member of SHINGLE SPRINGS; provided, however, nothing in this subsection shall restrict the ability of a SHINGLE SPRINGS member to purchase or hold stock in KAR, or KAR's Affiliates where (i) such stock is publicly held, and (ii) SHINGLE SPRINGS member acquires less than 5% of the outstanding stock in the corporation, provided that if a SHINGLE SPRINGS member shall acquire more than 5% such person shall comply with all applicable law.

     10.5 DEFINITIONS. As used in this Section 10, "Member of SHINGLE SPRINGS Government" means any member of the Tribal Council of SHINGLE SPRINGS, the SHINGLE SPRINGS Regulatory Authority or any independent board or body created to oversee any aspect of Gaming and any SHINGLE SPRINGS court official; "Relative" means an individual residing in the same household who is related as a spouse, father, mother, son or daughter.

     10.6 SHINGLE SPRINGS. SHINGLE SPRINGS represents and warrants to KAR that SHINGLE SPRINGS has land located near Shingle Springs, California as legally described on Exhibit H hereto, which is held in trust by the United States for the benefit of SHINGLE SPRINGS.

11.  GROUNDS FOR TERMINATION.

     11.1 VOLUNTARY TERMINATION AND TERMINATION FOR CAUSE. This Agreement may be terminated pursuant to the provisions of Section 4.4.4, 10.1, 10.2, 10.3, 10.4, and 10.5.

     11.2 VOLUNTARY TERMINATION. This Agreement may be terminated upon the mutual written consent and written approval of the parties.

     11.3 TERMINATION FOR CAUSE. Either party may terminate this Agreement if the other party commits or allows to be committed any Material Breach of this Agreement. A Material Breach of this Agreement means a failure of either party to perform any material duty or obligation on its part for any twenty (20) consecutive days after notice, and shall include, but not be limited to, those events identified as a Material Breach in this

Agreement and those events identified as an Event of Default in Article 12 of the Development Agreement. Any action taken or the adoption of any statue or ordinance that taxes, materially prejudices or materially adversely affects or imposes additional costs or burdens on KAR's rights or duties under this Agreement shall be a Material Breach of this Agreement. Neither party may terminate this Agreement on grounds of Material Breach unless it has provided written notice to the other party of its intention to declare a default and to terminate this Agreement and the defaulting party thereafter fails to cure or take steps to substantially cure the default within thirty (30) days following receipt of such notice. During the period specified in the notice to terminate, either party may submit the matter to arbitration under the dispute resolution provisions of this Agreement at Section 16. The discontinuance or correction of a Material Breach shall constitute a cure thereof.

This Agreement may be terminated due to insolvency of KAR. KAR shall be conclusively presumed to have become insolvent if KAR can no longer perform its financial obligations hereunder, or;

     (a) has filed for relief under Title 11 of the United States Code or has suffered the filing of an involuntary petition under Title 11 which is not dismissed within one (1) year after filing;

     (b) has a receiver appointed to take possession of all or substantially all of KAR's property; or

     (c)  has suffered an assignment for the benefit of creditors.

SHINGLE SPRINGS may also terminate this Agreement immediately where KAR has had its license withdrawn because KAR, or a director or officer of KAR, has been convicted of a criminal felony or misdemeanor offense in the performance of KAR duties hereunder; provided, however, SHINGLE SPRINGS may not terminate this Agreement based on a director or officer's conviction where KAR terminates such individual within ten (10) days after receiving notice of the conviction.

In the event of any termination for cause, regardless of fault, the parties shall retain all money previously paid to them pursuant to Section 6 of this Agreement; and SHINGLE SPRINGS shall retain title to all Enterprise facility fixtures, improvements, supplies, equipment, funds and accounts, subject to the rights of KAR under any security agreement and to the right of KAR to any accrued and unpaid Net Revenues due under Section 6 of this Agreement. KAR shall continue to have the right to repayment of unpaid principal and interest and other amounts due to KAR or outstanding and guaranteed by KAR and/or KAR's Affiliates (if KAR is called on to pay under such guarantee) under the Note, Loan Agreement and/or Security and Reimbursement Agreement and advances made by KAR and interest thereon or any other agreements entered into pursuant hereto.

An election to pursue damages or to pursue specific performance of this Agreement or other equitable remedies while this Agreement remains in effect shall not preclude the injured party from providing notice of termination pursuant to this Section 11.3. Neither shall termination preclude a suit for damages.

11.4 INVOLUNTARY TERMINATION DUE TO CHANGES IN LEGAL REQUIREMENTS. It is the understanding and intention of the parties that the establishment and operation of the Enterprise shall conform to and comply with all Legal Requirements. If during the term of this Agreement, the Enterprise of any material aspect of Gaming is determined by the Congress of the United States, the Department of the Interior of the United States of America, the NIGC, or the final judgment of a court of competent jurisdiction to be unlawful under federal law, the obligations of the parties hereto shall cease, and this Agreement shall be of no further force and effect, provided that:

     (i) KAR shall have the rights described in Section 4.4.1 of this Agreement;

     (ii) KAR and SHINGLE SPRINGS shall retain all money previously paid to them pursuant to Section 6 of this Agreement;

     (iii) funds of the Enterprise in any Enterprise account shall be paid and distributed in Section 6 of this Agreement;

     (iv) any money loaned to SHINGLE SPRINGS by or guaranteed by KAR or KAR's Affiliates (to the extent KAR or its Affiliates have paid under such guarantee) or owed to KAR or its Affiliates pursuant to the Interim Promissory Note or Security and Reimbursement Agreement shall be repaid to KAR or its Affiliates in accordance with the terms thereof; and

     (v) any money loaned to the Enterprise by SHINGLE SPRINGS shall be repaid in accordance with the terms of this Agreement or that Loan Agreement entered into when the advance was made.

     (vi) SHINGLE SPRINGS shall retain its interest in the title (and any lease) to all Enterprise assets, including all Fixtures, Supplies and Equipment, subject to the rights of KAR under the Security and Reimbursement Agreement and subject to any requirements of financing arrangements.

11.5 KAR'S RIGHT TO TERMINATE AGREEMENT. KAR may terminate this Agreement by written notice effective upon receipt if:

     (i) Any SHINGLE SPRINGS, State or Federal authority where written approval is required fails to approve this Agreement, the Development Agreement or any related agreements or otherwise objects to any of the material terms thereof.

     (ii) KAR has been notified by any regulatory agency that the exercise of any performance by it of any obligation imposed by this Agreement, the Development Agreement or any related agreements will jeopardize the ability of KAR or any Affiliate to obtain or retain any license, permit or written approvals in other jurisdiction, and KAR is unable to immediately rectify any such complaint.

     (iii) KAR has reason to believe that the exercise of any right or the performance by it or SHINGLE SPRINGS of any obligation imposed under this Agreement may reasonably be expected to result in the breach of any Legal Requirement and the parties have been unable to agree upon waiver of such right or performance within ten (10) days written notice by KAR.

     (iv) Through its own actions, SHINGLE SPRINGS fails to make any payment to KAR when due within the time specified in this Agreement and a grace period of ten (10) days following written notice.

     (v) The Development Agreement terminates, other than as a result of a default by KAR.

11.6 SHINGLE SPRING'S RIGHT TO TERMINATE AGREEMENT. SHINGLE SPRINGS may terminate this Agreement by written notice effective upon receipt if:

     (i) Any Federal or State authority, where written approval is required, fails to approve this Agreement or otherwise objects to the performance by KAR of any obligation imposed on it under this Agreement and KAR has not cured the circumstances giving rise to the failure to approve the objection with one hundred twenty
               (120).

     (ii) SHINGLE SPRINGS has reason to believe that the performance by it or KAR of any obligation imposed under this Agreement may reasonably be expected to result in the breach of any Legal Requirement other than a Legal Requirement of the Tribe and the parties have been unable to agree upon waiver of such performance within twenty (20) days of written notice given by SHINGLE SPRINGS.

     (iii) KAR fails to make any payment to SHINGLE SPRINGS when due, including but not limited to any Monthly Distribution Payment or any Minimum Monthly Priority Payment to SHINGLE SPRINGS within the time specified in this Agreement including any applicable grade period and a grace period of twenty (20) days after KAR's receipt of written notice of the amount due.

11.7 CONSEQUENCES OF KAR'S BREACH. In the event of the termination of this Agreement by SHINGLE SPRINGS for cause under Section 11.3, KAR shall not, except as provided in Section 11.3, have the right to its Management Fee from the Enterprise accruing after the date of termination, but such termination shall not affect KAR's right relating to payment of the Management fees accruing through the date of termination or repayment, recoupment and reimbursement of monies owed to KAR and/or guaranteed by KAR and/or KAR's Affiliates under this Agreement, the Development Agreement, the Loan Agreement, the Note, the Interim Promissory Note and the Security and Reimbursement Agreement or any other agreements entered pursuant hereto. Any Net Revenues accruing through the date of termination shall be distributed in accordance with Section 6 of this Agreement. KAR and SHINGLE SPRINGS acknowledge and agree that termination of this Agreement may not be a sufficient or appropriate remedy for breach by KAR, and further agree that pursuant to the other provisions of this Agreement, SHINGLE SPRINGS shall, upon breach of this Agreement by the KAR, have the right to pursue such remedies (in addition to termination) at law or equity as it determines are best able to compensate it for such breach. KAR specifically acknowledges and agrees that there may be irreparable harm to SHINGLE SPRINGS and that damages will be difficult to determine if KAR commits a Material Breach, and KAR therefore further acknowledges that an injunction and/or other equitable relief may be an appropriate remedy for any such breach.

11.8 CONSEQUENCES OF SHINGLE SPRINGS BREACH. In the event of termination of this Agreement by KAR for cause under Section 11.3, KAR shall not be required to perform any further services under this Agreement and SHINGLE SPRINGS shall indemnify and hold KAR and its Affiliates harmless against all liabilities of any nature whatsoever relating to the Enterprise, but only insofar as these liabilities result from acts within the control of SHINGLE SPRINGS or its agents or from the termination of this Agreement. KAR and SHINGLE SPRINGS acknowledge and agree that termination of this Agreement may not be a sufficient or appropriate remedy for breach by SHINGLE SPRINGS, and further agree that subject to the provisions of Section 17, KAR shall, upon breach of this Agreement by SHINGLE SPRINGS, have the right to pursue such remedies, including, without limitation, actions to require payment of the Management Fee pursuant to Section 6 for a term equal to the then remaining term of this Agreement at the percentage of Net Revenues specified in Section 6. SHINGLE SPRINGS specifically acknowledges and agrees that there may be irreparable harm to KAR and that damages will be difficult to determine if SHINGLE SPRINGS commits a material breach, and SHINGLE SPRINGS therefore further acknowledges that an injunction and/or other equitable relief may be an appropriate remedy for any such breach. In any event, KAR shall have the right to its Management Fee accruing through the date of termination as provided in Section 6 of this Agreement, and to the repayment of unpaid principal and interest and other amounts due under the Note from the Lender, Interim Note and any other note guaranteed by KAR or its Affiliates, the Loan Agreement, and any other loans to SHINGLE SPRINGS, and the Security and Reimbursement Agreement.

11.9 NOTICE AND OPPORTUNITY TO CURE. Except where SHINGLE SPRINGS's Gaming Ordinance or SHINGLE SPRING's Regulatory Authority's regulations provide for an emergency and immediate termination of KAR's license, SHINGLE SPRINGS will give KAR notice of any alleged violation of SHINGLE SPRINGS Gaming Ordinance by KAR and thirty (30) days opportunity to cure before SHINGLE SPRINGS Regulatory Authority may take any action based on such alleged violation.

12. CONCLUSION OF THE MANAGEMENT TERM. Upon the conclusion or the termination of this Agreement, KAR shall have the following rights and obligations:

     12.1 TRANSITION. KAR shall take reasonable steps for the orderly transition of management of the Enterprise to SHINGLE SPRINGS or its designee pursuant to a transition plan and such transition period shall be for a reasonable period but not less than thirty (30) days.

     12.2 UNDISTRIBUTED NET REVENUES. If the Enterprise has accrued Net Revenues which have not been distributed under Section 6 of this Agreement, KAR shall receive an amount that is equal to the Management Fee it would have received had the distribution occurred during the term of the Management Agreement.

     12.3 BUYOUT. Following thirty six (36) contiguous months of KAR operating the permanent Class III Gaming Facility for SHINGLE SPRINGS, SHINGLE SPRINGS shall have the right to buy KAR out of the Management Agreement with SHINGLE SPRINGS for the sum of all the monies KAR earned as a management fee exclusive of repayment of any notes for the previous 36 months multiplied times five.

13.  CONSENTS AND APPROVALS.

     13.1 SHINGLE SPRINGS. Where written approval or consent or other action of SHINGLE SPRINGS is required, such written approval shall mean the written approval of the Tribal Council evidenced by a resolution thereof, certified by a SHINGLE SPRINGS official as having been duly adopted, or, if provided by resolution of the Tribal Council, the written approval of SHINGLE SPRINGS Regulatory Authority, or such other person or entity designated by resolution of the Tribal Council. Any such written approval, consent or action shall not be unreasonably withheld or delayed; if no adverse written denial from the Tribal Council is given to KAR within seven (7) days of KAR's request, then the request shall be automatically approved provided that the foregoing does not apply where a specific provision of this Agreement allows SHINGLE SPRINGS an absolute right to deny written approval or consent or withhold action.

     13.2 KAR. Where written approval or consent or other action of KAR is required, such written approval shall mean the written approval of KAR evidenced by a resolution thereof. Any such written approval, consent or other action shall not be unreasonably withheld or delayed.

14.  DISCLOSURES.

     14.1 SHAREHOLDERS AND DIRECTORS. KAR warrants that on the date of this Agreement its shareholders, directors and officers are those listed at Exhibits F and G.

14.2      WARRANTIES. KAR further warrants and represents as follows:

          (i) no person or entity has any beneficial ownership interest in KAR other than as set forth herein;

          (ii) no officer, director or owner of five percent (5%) or more of the stock of KAR has been arrested indicted for, convicted of, or pleaded nolo contendere to any felony or any gaming offense, or had any association with individuals or entities known to be connected with organized crime; and

          (iii) no person or entity listed on Exhibit F and G to this Agreement, including any officers and directors of KAR, has been arrested, indicted for, convicted of, or pleaded nolo contendere to any felony or any gaming offense, or had any association with individuals or entities known to be connected with organized crime.

14.3 CRIMINAL AND CREDIT INVESTIGATION. KAR agrees that all of its members, directors and officers (whether or not involved the Enterprise), shall:


          (i) consent to background investigation to be conducted by SHINGLE SPRINGS, the State, the Federal Bureau of Investigation (the "FBI") the NIGC or any other law enforcement or gaming regulatory authority to the extent required by the IGRA and the Compact,

          (ii) be subject to licensing requirements in accordance with SHINGLE SPRINGS law and this Agreement,

          (iii) consent to a background, criminal and credit investigation to be conducted by or for the NIGC, if required,

          (iv) consent to a financial and credit investigation to be conducted by a credit reporting or investigation agency at the request of SHINGLE SPRINGS,

          (v)    cooperate fully with such investigations, and

          (vi) disclose any information requested by SHINGLE SPRINGS which would facilitate the background and financial investigation. Any materially false or deceptive disclosures or failure to cooperate fully with such investigations by an employee of KAR or an employee of SHINGLE SPRINGS shall result in the immediate dismissal of such employee. The results of any such investigation may be disclosed by SHINGLE SPRINGS to federal officials and to such other regulatory authorities as required by law.

14.4 DISCLOSURE AMENDMENTS. KAR agrees that whenever there is any material change in the information disclosed pursuant to this Section 14 it shall notify SHINGLE SPRINGS of such change not later than thirty (30) days following the change or within ten (10) days after it becomes aware of such change, whichever is later. SHINGLE SPRINGS shall, in turn, provide the Secretary or the Interior and/or the NIGC (whichever is applicable) copies of any such notifications. All of the warranties and agreements contained in this Section 14 shall apply to any person or entity who would be listed in this Section 14 as a result of such changes.

14.5 BREACH OF KAR'S WARRANTIES AND AGREEMENTS. The material breach of any warranty or agreement to KAR contained in this Section 14 shall be grounds for immediate termination of this Agreement; provided that

          (a)   if a breach of the warranty contained in clause (ii) of Section
     14.2 is discovered, and such breach was not disclosed by any background check conducted by the NIGC or the FBI as part of the NIGC's or other federal written approval of this Agreement, or was discovered by the FBI investigation but all the non-offending officers and directors or KAR sign sworn affidavits that they had no knowledge of such breach, then KAR shall have thirty (30) days after notice from SHINGLE SPRINGS to terminate the interest of the offending person or entity and, if such termination takes place, this Agreement shall remain in full force and effect; and

          (b) if a breach relates to a failure to update changes in financial position or additional gaming related activities, then KAR shall have thirty (30) days after notice from SHINGLE SPRINGS to cure such default prior to termination.

15. RECORDATION. At the option of KAR or SHINGLE SPRINGS, any security agreement related to the Loan Agreement, including the Security and Reimbursement Agreement, may be recorded in any public records. Where such recordation is desired in any relevant recording office maintained by SHINGLE SPRINGS, and/or in the public records of the BIA, SHINGLE SPRINGS will accomplish such recordation upon the request of KAR. KAR shall promptly reimburse SHINGLE SPRINGS for all expenses, including attorney fees, incurred as a result of such request. No such recordation shall waive SHINGLE SPRINGS's sovereign immunity.

16. NO PRESENT LIEN, LEASE OR JOINT VENTURE. The parties agree and expressly warrant that neither the Management Agreement nor any exhibit thereto is a mortgage or lease and, consequently, does not convey any present interest whatsoever in the Facility or the Property, nor any proprietary interest in the Enterprise itself. The parties further agree and acknowledge that it is not their intent, and that this Agreement shall not be construed, to create a joint venture between SHINGLE SPRINGS and KAR; rather, KAR shall be deemed to be an independent contractor for all purposes hereunder.

17.      DISPUTE RESOLUTION.

17.1  GENERAL.  The parties agree that binding arbitration pursuant to this
Article 17 shall be the remedy for all disputes, controversies and claims arising out of this Development Agreement, Management Agreement, the Note, Loan Agreement, the Interim Promissory Note and the Security and Reimbursement Agreement, any documents or agreements referenced by any of these documents, any agreements collateral thereto, or any notice of termination thereof, including without limitation, any dispute, controversy or claim arising out of any of these agreements. The parties intend that such arbitration shall provide final and binding resolution of any dispute, and that action in any other forum shall be brought only if necessary to compel arbitration, or to enforce an arbitration award or order.

   (i) Each party agrees that it will use its best efforts to negotiate an amicable resolution of any dispute between KAR and SHINGLE SPRINGS arising from this Agreement. If SHINGLE SPRINGS and KAR are unable to negotiate an amicable resolution of a dispute within fourteen (14) days from the date of notice of the dispute pursuant to the notice section of this Agreement, or such other period as the parties mutually agree in writing, either party may refer the matter to arbitration as provided herein.

   (ii) SHINGLE SPRINGS's election to terminate this Agreement is, however, final and conclusive and not subject to dispute resolution between the parties, but only if the NIGC makes a final determination that KAR is not suitable to hold a license. The parties recognize that minor revisions of contracts before the NIGC is routine, and an NIGC notice requesting revisions in the Agreement shall not be grounds for termination by SHINGLE SPRINGS unless KAR refuses to make the changes necessary to obtain NIGC written approval.

17.2  ARBITRATION.

17.2.1 INITIATION OF ARBITRATION AND SELECTION OF ARBITRATORS. Arbitration shall be initiated by written notice by one party to the other pursuant to the notice section of this Agreement, and the Commercial Arbitration Rules of the American Arbitration Association shall thereafter apply. The arbitrators shall have the power to grant equitable and injunctive relief and specific performance as provided in this Agreement. If necessary, orders to compel arbitration or enforce an arbitration award may be sought before the United States District Court for the Eastern District of California and any federal court having appellate jurisdiction over said court. If the United States District Court for the Eastern District of California finds that it lacks jurisdiction, SHINGLE SPRINGS consents to be sued in a Court of competent jurisdiction. The arbitrator shall not have the power to award punitive damages. The arbitrator shall be a licensed attorney knowledgeable in federal Indian law and be appointed pursuant to the commercial arbitration rules of the American Arbitration Association. All initial arbitration or judicial proceedings shall be instituted within twelve (12) months after the claim accrues are shall be forever barred.

     (i) CHOICE OF LAW. In determining any matter the Arbitrator shall apply the terms of this Agreement, without adding to, modifying or changing the terms in any respect, and shall apply federal and applicable State law.

     (ii) PLACE OF HEARING. All arbitration hearings shall be held at a place designated by the arbitrator in Sacramento, California.

     (iii) CONFIDENTIALITY. The parties and the arbitrator(s) shall maintain strict confidentiality with respect to arbitration.

17.3 LIMITED WAIVER OF SOVEREIGN IMMUNITY. SHINGLE SPRINGS expressly and irrevocably waives its immunity from suit as provided for and limited by this Section. This waiver is limited to SHINGLE SPRINGS's consent to all arbitration proceedings, and actions to compel arbitration and to enforce any awards or orders issuing from such arbitration proceedings which are sought solely in United States Court for the Eastern District of California and any federal court having appellate jurisdiction over said court, provided that if the United States District Court for the Eastern District of California finds that it lacks jurisdiction, SHINGLE SPRINGS consents to be sued in a Court of competent jurisdiction. Nothing contained in this section shall be construed to grant any waiver of Tribal sovereign immunity to any third party. The arbitrators shall not have the power to award punitive damages.

     (i) TIME PERIOD. The waiver granted herein shall commence as of the Effective Date of this Agreement and the Development Agreement and shall continue for one year following expiration, termination or cancellation of this Agreement, or termination of the Enterprise whichever is earlier, but shall remain effective for the duration of any arbitration, litigation or dispute resolution proceedings then pending, all appeals therefrom, and except as limited by this Section, to the full satisfaction of any awards or judgments which may issue from such proceedings, provided that an action to collect such judgments has been filed within one year of the date of the final judgment. Provided however, all collection actions shall terminate six (6) years after the date of the final judgment.

     (ii) LIMITATIONS OF ACTIONS. This limited waiver is specifically limited to the following actions and judicial remedies:

          (a) DAMAGES. The enforcement of an arbitrator's award of money damages provided that the waiver does not extend beyond the assets specified in Subsection (g) of this Section. No arbitrator or court shall have any authority or jurisdiction to order execution against any assets or revenues of SHINGLE SPRINGS except as provide in this Section or to award any punitive damages against SHINGLE SPRINGS.

     (b) CONSENTS AND APPROVALS. The enforcement of a determination by an arbitrator that SHINGLE SPRINGS's consent or written approval has been unreasonably withheld contrary to the terms of this Agreement.

     (a) INJUNCTIVE RELIEF AND SPECIFIC PERFORMANCE. The enforcement of a determination by an arbitrator that prohibits SHINGLE SPRINGS from taking any action that would prevent KAR from operating the Business pursuant to the terms of this Agreement, or that requires SHINGLE SPRINGS to specifically perform any obligation under this Agreement (other than an obligation to pay money which is protected by Subsection (g) of this Section.

     (b) ACTION TO COMPEL ARBITRATION. An action to compel or enforce arbitration or arbitration awards or orders pursuant to this Section.

     (c) SERVICE OF PROCESS. In any litigation or arbitration service of process on SHINGLE SPRINGS shall be effective if made by certified mail return receipt requested to the Chairperson of SHINGLE SPRINGS at the Address set for in Section 9.2 herewith.

     (d) ENFORCEMENT. If enforcement of a judicial order or arbitration award becomes necessary by reason of failure of one or both parties to voluntarily comply, the parties agree that the matter may be resolved by entry of judgment on the award and enforcement as described herein. Without in any way limiting or expanding the provisions of this Section, SHINGLE SPRINGS expressly authorizes any governmental authorities which may lawfully exercise the right and duty to take any action authorized or ordered by any court to whom its sovereign immunity is waived pursuant to this Section, including without limitation, entering the Property and Facility for the purpose of executing against any property subject to a security interest or otherwise giving effect to any judgment properly entered pursuant to this Section; provide however, that in no instance shall any enforcement of any kind whatsoever be allowed against any assets of SHINGLE SPRINGS other than the limited assets of SHINGLE SPRINGS Specified in Subsection (g) below.

     (e) LIMITATION UPON ENFORCEMENT. Damages awarded against SHINGLE SPRINGS or the Enterprise shall be satisfied solely from the distributable share of Net Revenues of SHINGLE SPRINGS from the Enterprise and the Net Revenues of any other SHINGLE SPRINGS gaming business of the kind contemplated and the Net Revenues of any future gaming business of any kind which is operated by or for SHINGLE SPRINGS, whether or not operated under this Agreement, provided, however, that this limited waiver of sovereign immunity shall terminate with respect to the collection of any Net Revenues transferred from the accounts of any of these Businesses to SHINGLE SPRINGS or SHINGLE SPRINGS's bank account in the normal course of business. In no instance shall any enforcement of any kind whatsoever be allowed against any assets of SHINGLE SPRINGS other than those specified in this Subsection.

     17.4 PERFORMANCE DURING DISPUTES. Except where an Arbitrator concludes that operation by the KAR would violate applicable law or endanger the integrity of gaming, it is mutually agreed that during any kind of controversy, claim, disagreement or dispute, including a dispute as to the validity of this Agreement, KAR shall continue to possess the rights, duties, and obligations set forth in this Agreement, and SHINGLE SPRINGS and KAR shall continue their performance of the provisions of this Agreement and its exhibits. KAR and SHINGLE SPRINGS shall agree that the Enterprise Bank Accounts shall not be subject to attachment, or rights of deduction or set off or counterclaim by either party. KAR and SHINGLE SPRINGS shall each be entitled to injunctive relief from a civil court or other competent authority to maintain such rights, duties, and obligations in the event of a threatened eviction during any dispute, controversy, claim or disagreement arising out of this Agreement.

18.  CONFIDENTIAL AND PROPRIETARY INFORMATION.

     18.1 CONFIDENTIAL INFORMATION. Both parties agree that any information received concerning the other party during the performance of this Agreement, regarding the parties' organization, financial matters, marketing plans, or other information of a proprietary nature (the "Confidential Information"), will be treated by both parties in full confidence and except as required to allow KAR and SHINGLE SPRINGS to perform their respective covenants and obligations hereunder, or in response to legal process or appropriate and necessary inquiry, and will not be revealed to any other persons, firms or organizations. The provision shall survive the termination of this Agreement for a period of two (2) years. Obligations not to use or disclose the Confidential Information shall not apply to Confidential Information which (a) has been made previously available to the public by SHINGLE SPRINGS or KAR or KAR's Affiliates or becomes generally available to the public, unless the Confidential Information being made to the public results in a breach of this Agreement; (b) prior to the disclosure to SHINGLE SPRINGS or KAR or KAR's Affiliates, was already rightfully in any such person's possession; or (c) is obtained by SHINGLE SPRINGS or KAR or KAR's Affiliates from a third party who is lawfully in possession of such information, and not in violation of any contractual, legal or fiduciary obligation to SHINGLE SPRINGS or KAR or KAR's Affiliates, with respect to such Confidential Information and who does not require SHINGLE SPRINGS or KAR or KAR's Affiliates to refrain from disclosing such Confidential Information, (d) is necessary for KAR to comply with Securities reporting requirements.

19. ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits referred to herein and any documents executed by the parties simultaneously herewith, including the Development Agreement and the Interim Promissory Note which are expressly incorporated herein by reference, constitutes the entire understanding and agreement of the parties hereto and supersedes all other prior agreements and understandings, written or oral, between the parties.

20. GOVERNMENT SAVINGS CLAUSE. Each of the parties agrees to execute, deliver and, if necessary, record any and all additional instruments, certifications, amendments, modifications and other documents as may be required by the United States Department of the Interior, BIA, and NIGC, the office of the Field Solicitor, or any applicable statute, rule or regulation in order to effectuate, complete, perfect, continue or preserve the respective rights, obligations, liens and interests of the parties hereto to the fullest extent permitted by law; provided, that any such additional instrument, certification, amendment, modification or other document shall not materially change the respective rights, remedies or obligations of SHINGLE SPRINGS or KAR under this Agreement or any other agreement or document related hereto.

21. PREPARATION OF AGREEMENT. This Agreement was drafted and entered into after careful review and upon the advice of competent counsel; it shall not be construed more strongly for or against either party.

22. STANDARD OF REASONABLENESS. Unless specifically provided otherwise, all provisions of this Agreement and all collateral agreements shall be governed by a standard of reasonableness.

23. EXECUTION. This Agreement may be executed in four counterparts, two to be retained by each party. Each of the four originals is equally valid. This Agreement shall be deemed "executed" and shall be binding upon both parties when properly executed and approved by the Chairperson of the NICG. IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

SHINGLE SPRINGS BAND OF MIWOK INDIANS
By: /s/Jim Adams
    _________________________________
    Jim Adams, Chairperson

KEAN ARGOVITZ RESORTS-SHINGLE SPRINGS, LLC
By: /s/Kevin M. Kean
    _________________________________
    Kevin M. Kean, President



    Approved pursuant to 25 U.S.C. Section 2711
    Approved pursuant to 25 U.S.C. Section 81
    NATIONAL INDIAN GAMING COMMISSION
    By: _____________________________

                                   EXHIBIT A
                         DISPUTE RESOLUTION BETWEEN KAR
                    AND ENTERPRISE EMPLOYEES BOARD OF REVIEW

Once an employee has been employed at the Enterprise for 90 calender days, the employee may request a Board of Review if the employee feels job-related problems have not been resolved. The employee may request a Board of Review to protest decisions, work history entries, performance evaluations, any disciplinary action including termination, etc. Three impartial members of the Board shall decide to either uphold, modify, or overturn the original decision made in relation to the issue the employee is protesting. The Board of review is made up of five impartial members as follows:

1.   Two SHINGLE SPRINGS representatives:
2.   A KAR representative having no jurisdiction over the employee's department;
3. A Human Resources representative who has not been involved in the employee's issue.
4.   An employee representative.

A Board of Review request form must be filed with Human Resources within seven days of the incident or of the employee learning of the incident. A decision is made on the basis of facts and evidence presented to the Board of Review. The Board's decision is final and cannot be appealed or reversed by anyone in the Enterprise. On an annual basis, employees are asked to volunteer for one year terms as employee representative on the Board of Review.

                                   EXHIBIT B
                         KEY EMPLOYEE JOB CATEGORIES

Vice President/General Manager
Director of Finance & Administration
Director of Marketing
Director of Casino Operations
Director of Human Resources
Casino Operations Managers (3)
Security/Surveillance Manager
Slot Performance Manager
Food & Beverage Manager
Technical Systems Manager
Human Resources Training Manager
Controller (Cashier Manager)
Cashiers Supervisor
Purchasing Supervisor

                                    EXHIBIT C
                          ENTERPRISE INVESTMENT POLICY


RESOLUTION NO.    SHINGLE SPRINGS

(Gaming Enterprise Cash Management and Investment Policy) WHEREAS, The Shingle Springs Band of Miwok Indians ("SHINGLE SPRINGS") is a federally recognized Indian Tribe; and WHEREAS, SHINGLE SPRINGS has determined that facilities owned by SHINGLE SPRINGS offering Class II and Class III gaming activities, as defined in the Indian Gaming Regulatory Act of 1988, Pub. L. 100-497, 25 U.S.C. Sections 1701-2721 and 18 U.S.C. 1166-1168 ("IGRA"), will be constructed and operated on its lands; and WHEREAS, SHINGLE SPRINGS has entered into a Management Agreement with KAR for the management of SHINGLE SPRINGS Gaming Enterprise, said
resolution having been approved by the NIGC on       ; and WHEREAS, SHINGLE
SPRINGS deems it in its best interest to provide for KAR to manage the gaming Enterprise's short-term cash position so as to maximize income to SHINGLE SPRINGS; NOW, THEREFORE, BE IT RESOLVED, that in order to maximize SHINGLE SPRINGS income and to manage its short term cash position, KAR is hereby authorized, during the term of its Management Agreement with SHINGLE SPRINGS, to invest cash of SHINGLE SPRINGS Gaming Enterprise in accordance with the attached Investment Policy. CERTIFICATION Pursuant to (CITATIONS HERE) the Shingle Springs Band of Miwok Indians, a quorum of members present at an Tribal Council
meeting held on               , 1999, by a vote of    for,    against,   not
voting, and         absent; the foregoing resolution was adopted.


     By: ________________________________
         Secretary


     By: ________________________________
         Jim Adams, Chairperson

                     STATEMENT OF INVESTMENT POLICY FOR THE
                SHINGLE SPRINGS GAMING ENTERPRISE ("ENTERPRISE")

I.   Investment Objectives

     A. Primary - to ensure the value and safety of principal invested in short-term money market securities.

     B. Secondary - to ensure liquidity to meet projected and emergency cash needs: to provide for prudent diversification of investments to maximize investment income consistent with other objectives to comply with the requirements of the Enterprise's debt agreements.

II.  Investment Responsibility

     It will be the responsibility of KAR

     (1) to invest funds for which the company has been designated as cash manager, and

     (2) to maintain adequate records of all investments. All investments must conform to the Investment Guidelines.

II.  Investment Guidelines

     A.   Investment Types and Limitations

     The attached Exhibit "A" provides a description of the "Permitted Investments" for the Enterprise.

     B.   Investment Institutions

     In order for a firm to be included on the list of Investment Institutions that are approved for dealing with the Enterprise, an authorized signer of the firm must first execute a copy of the attached document. This will provide written verification of their being familiar with the types of securities ("Permitted Investments") that are acceptable under the Enterprise's Investment Policy. The KAR of Cash Management will be responsible for obtaining the executed document, distributing a list of approved institutions to designated Treasury personnel and retaining records of all investment contracts with those investment institutions.

II.  Investment Review

     An Investment Report is distributed on a daily basis to the Assistant Treasurer and Manager of Cash Management for review of adherence to the Investment Guidelines. In addition, the accuracy of the report is verified by the Manager of Treasury Administration, who matches the information on the report with the confirmations provided by the brokers. Discrepancies are investigated as they are received. A revised report, if necessary, is distributed by the Manager of Treasury Administration.

                 EXHIBIT "A" OF EXHIBIT C PERMITTED INVESTMENTS

     (i) marketable obligations of the United States having a maturity which is not more than 60 days from the date of acquisition;

     (ii) marketable obligations of an agency of the United States, payment of which is fully and directly guaranteed by the United States, which obligations have a maturity which is not more than 60 days from the date of acquisition;

     (i) certificates of deposit, time deposits, bankers' acceptances and other interest-bearing obligations

          (A) having maturities of not more than 60 days from the date of acquisition thereof, and

          (B) issued by any Managing Agent or any commercial bank (domestic or foreign) whose capital, surplus and undivided profits aggregate at all times at lease $250,000,000 and which is rated at least A or its equivalent by Standard & Poor's Corporation or Moody's Investors Service, Inc.

     (i) banks having deposits in an aggregate amount of less than $5,000,000 and only on an overnight basis);

     (ii) open market commercial paper with a maturity not in excess of 60 days from the date of acquisition thereof which is rated A2 or its equivalent by Standard & Poor's Corporation or Moody's Investors Service, Inc.;

     (iii) investments in Fidelity Money Market Trust or other comparable money market accounts that would be first approved by the Tribal Council, in an amount not to exceed $25,000,000 outstanding at any time;

     (iv) fully secured repurchase obligations with a maturity not in excess of five days from the date of acquisition thereof for underlying Permitted Investments referred to in clauses (i), (ii) and
          (iii) above entered into with any Managing Agent or any commercial bank satisfying the qualifications specified in clause (iii) above or entered into with securities dealers of recognized national standing, if, but only if, (x) such agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Counsel Supervisory Policy-Repurchase Agreements of Depository Institutions with Securities Dealers and others, as adopted by the Comptroller of Currency on October 31, 1985 (the "Supervisory Policy"), and (y) possession or control of the underlying securities is established as provided in the Supervisory Policy;

(v) other interest-bearing debt securities or obligations issued by any corporation, which is rated A or its equivalent by Standard 7 Poor's Corporation or Moody's Investors Service, Inc., which (w) are sold at a discount, (x) have a maturity not in excess of 90 days from the date of acquisition thereof, and (y) are dollar denominated or subject to a forward rate contract.

                                   EXHIBIT D
                SHINGLE SPRINGS IRREVOCABLE BANKING INSTRUCTIONS

The undersigned does hereby certify that he is the duly authorized Chairperson of the Shingle Springs Band of Miwok Indians ("SHINGLE SPRINGS"), and that the following resolutions were duly adopted by the Tribal Council and such resolutions regarding banking arrangement of SHINGLE SPRING's gaming and related ventures (the "Enterprise") are now in full force and effect:

RESOLVED, that upon written instruction from any employee of KAR as Manager for SHINGLE SPRINGS ("KAR") holding one of the following positions (as certified by the Secretary of KAR (hereinafter referred to as "Officer") or their designees:
President Senior Vice President Vice President Treasurer Controller Assistant Treasurer SHINGLE SPRINGS may open bank accounts (the "Enterprise Bank Accounts") with such banks (the "Bank(s)") as the Officers determine would be a reasonable depository in any jurisdiction in which the Enterprise does business;

RESOLVED, that funds deposited in any of the Enterprise Bank Accounts may be withdrawn only upon a check, draft, or order when signed by any TWO of the said Officers, or their designee(s), whose signatures shall be duly certified to the Bank (the "Certified Signers") by KAR, and not otherwise;

RESOLVED, that any TWO of the Officers or their designees may authorize the use of facsimile signatures on an Enterprise Bank Account, and the Banks shall be authorized to honor check, drafts, or orders up to Fifty Thousand Dollars ($50,000.00), when bearing the facsimilie signatures of any TWO of the Certified Signers, and shall be entitled to honor and charge for all such checks, drafts, or orders if such facsimilie signatures resemble the facsimilie specimens duly certified by the Secretary of KAR and filed with the Bank;

RESOLVED, that consistent with these resolutions KAR is hereby authorized to use phone initiated or electronic clearing house facilities of the Federal Reserve System for the purpose of transferring Enterprise funds to and from various banks;

RESOLVED, that KAR is hereby authorized to arrange for the servicing by a Bank of any automatic teller machines purchased or leased on behalf of the Enterprise;

RESOLVED, that the appointment of KAR and the Certified Signers shall be an appointment coupled with an interest, and shall be irrevocable by SHINGLE SPRINGS unless revocation is consented to in writing by KAR or this appointment is terminated by an arbitration award entered and the Development Agreement pursuant to the dispute resolution provisions of the Management Agreement entered into by and between SHINGLE SPRINGS and KAR dated June 11, 1999, as the same any have heretofore been or hereafter be amended (the "Management Agreement" and the "Development Agreement", respectively);

RESOLVED, that the Enterprise Bank Accounts established and administered by KAR shall not be subject to attachment, or any rights of deduction, set off or counterclaim by KAR in the event of any disagreements between KAR and SHINGLE SPRINGS, it being the intent that the assets in the Enterprise Bank Accounts will be used solely for purposes permitted and provided for in the Management Agreement and the Development Agreement, and recourse to said Enterprise Bank Accounts as a remedy in the event of dispute shall be permitted only in the event so ordered in an arbitration award entered pursuant to the dispute resolution provisions of the Management Agreement and the Development Agreement.

RESOLVED, that any TWO of the Officers of KAR or their designees are hereby authorized to execute and deliver any documents including signature cards, authorizations, powers of attorney or appointment, or other documents which they deem necessary and appropriate to give effect to the foregoing resolutions;

RESOLVED, that the Bank is hereby authorized to rely upon certificates signed by any of the above named Officers of KAR or their designees as to all matters concerning the identity, authority or signature of Certified Signers; and

RESOLVED, that each of the Officers, or their designees appointed in writing be, and each of them hereby is, authorized to perform the obligations under the agreements and contracts described in the aforesaid resolutions, and to negotiate, execute and deliver on behalf of SHINGLE SPRINGS and to perform the obligations under any and all other documents, agreements, contracts,and other instruments that any one or more of the Officers deems necessary or desirable to evidence and give effect to the transactions contemplated in the foregoing resolutions, all upon such terms and conditions, not inconsistent with the aforesaid resolutions, as any one or more of the Officers or their designees may approve.

WITNESS my signature this 11 day of June, 1999
SHINGLE SPRINGS BAND OF MIWOK INDIANS


By:  /s/ JIM ADAMS
     ----------------------
     Jim Adams, Chairperson

                                      EXHIBIT E
                       SHINGLE SPRINGS'S INSURANCE REQUIREMENTS

1.01 COVERAGE

     1.01.1 REQUIRED INSURANCE. The following minimum insurance will be obtained by KAR and maintained with respect to the Facility at all times during the term of this Agreement:

     (a) All-risk property insurance, including flood (if the Facility or Property is located in a Federal Emergency Management Area flood hazard district) and earthquake insurance, on the Facility in an amount equal to the full replacement value thereof (with no co-insurance clause);

     (b) All-risk business interruption insurance and increased cost of operation insurance for full recovery of the pre-casualty projected Net Revenues of the Facility (or, if greater, the Minimum Monthly Priority Payment, the projected Operating Expenses and debt service for the Facility which are anticipated) for a period of one (1) year from the date of any casualty, or such additional period as SHINGLE SPRINGS may elect;

     (c) Insurance against loss from accidental damage to, or from the explosion of, boilers in an amount equal to the full replacement value of the Property, and damage to adjacent property and property of others, in amounts acceptable to KAR;

     (d) Business interruption insurance against loss from accidental damage to, or from the explosion of, boilers for full recovery of the projected Net Revenues (or, if greater, the Minimum Priority Payment, the projected Operating Expenses and debt service) for the entire period of any such business interruption but not less than one (1) year from the date of such casualty, or such additional period as SHINGLE SPRINGS may elect;

     (a) Commercial general liability insurance naming SHINGLE SPRINGS as named insured and KAR as an additional insured, covering bodily injury, personal injury (including humiliation), broad form property damage (including completed operations), automobile liability (including owned, non-owned and leased automobiles) innkeeper's liability (including liquor liability) in applicable statutory amounts, products liability, and contractual liability in an amount equal to not less than $10,000,000 single limit per occurrence;

     (b) Comprehensive crime insurance in an amount equal to not less than $10,000,000;

     (c) Workers' compensation insurance equal to the statutory requirements of the State of California (which shall, in the case of KAR Employees be carried by KAR and in the case of all other employees be carried by SHINGLE SPRINGS, and which shall, in either case, be paid for by SHINGLE SPRINGS); and

     (d) The amount of the minimum coverage in the above clause (e) may be lowered if an umbrella policy is furnished covering any excess of the liabilities described in clause (e) with a combined limit of liability of not less than $50,000,000 per occurrence During construction of any improvements at the Facility, KAR shall further maintain or cause the general contractor responsible for such work, or, if no general contractor is employed, each subcontractor to maintain, in compliance with Sections 1.01.4 and 1.02, through and including 1.03, the following additional coverage in the following amounts:

(e) Statutory workers' compensation and other benefits as required by law, and employer's liability as required by law;

(f) Commercial general liability insurance, including contractor's and owner's liability, independent contractor's protective liability, contingent liability; products completed operations liability; all on occurrence basis, with personal injury coverage for injury to persons caused by long exposure as well as by an instantaneous happening, and broad form property damage removing the "XCU" exclusions relating to explosion, collapse, and underground property Damage.

Personal Injury
Each person               $25,000,000
Each Occurrence           $25,000,000

Personal and other Property Damage
Each Occurrence           $25,000,000

(g)                 Contractor's protective personal injury liability;

Each person               $25,000,000
Each Occurrence           $25,000,000

(h) Contractor's protective property, all risk coverage for all contractors' equipment;

Each Occurrence           $25,000,000

(i) Comprehensive automobile liability, including coverage for owned, non-owned, and hired automobiles:

Personal Injury
Each person               $2,000,000
Each Occurrence           $2,000,000
Property Damage
Each Occurrence           $2,000,000

(j) Completed operations and products liability shall be maintained for an additional two (2) years after final payment;

(k) Builder's risk (all-risk completed value form)(either by amendment and endorsement or substitution for SHINGLE SPRINGS's property insurance policy), demolition, increased cost of reconstruction and such other riders or endorsements in such amounts as KAR may require in order to assure reconstruction of the Facility in the event of a casualty.

1.01.2 RESPONSIBILITY TO MAINTAIN. The obligation to maintain the insurance policies required by the Management Agreement, the cost of which shall be an Operating Expense and subject to the of the Management Agreement, shall lie solely with KAR. During the budgeting process, KAR shall recommend to the Tribal Council for its written approval a schedule setting forth the kinds and amount of such insurance to be maintained by it during the ensuring policy year.

1.01.3 CHANGES IN COVERAGE. KAR shall have the right to raise the minimum amount of insurance to be maintained with respect to the Facility under Section
1.01.1 and/or to require the insurance of additional risks, not specified herein, in order to make such insurance compatible with prudent industry standards (including consideration of the incremental cost thereof) and to reflect increases in liability exposures, taking into account the size and location of the Facility.

1.01.4 REQUIREMENTS. All policies of insurance shall, to the extent such coverage is commercially available, be written on a "occurrence" basis. To the extent that any insurance required hereby is or becomes available only on a "claims made" basis, SHINGLE SPRINGS shall, as on Operating Expense, purchase satisfactory extended reporting period endorsements to policies placed during the term of the Management Agreement or, in the alternative, continue to insure KAR as an additional insured party under policies of insurance placed after termination of this Agreement until the expiration, without claim of all applicable statutes of limitation as may be necessary to assure that KAR has the benefit of the required insurance for causes of action arising out of events occurring with respect to the Enterprise during the term of the Management Agreement, whether or not any such claim is actually asserted prior to the expiration or earlier termination thereof.

1.02.     POLICIES AND ENDORSEMENTS.

          1.02.1 POLICIES. All insurance coverage provided for under the Management Agreement shall be effected by policies issued by insurance companies authorized to do business in the state where the Enterprise is located that are of good reputation and of sound and adequate financial responsibility, having an A.M. Best's ("Best") Rating of B+ VII, or better or a comparable rating if Best ceases to publish its rating or materially changes its rating standards or procedures. KAR shall be entitled to object to an insurance company which meets this standard, but only for reasonable cause based upon rates, claim experience, and other similar pertinent considerations. The KAR shall deliver to SHINGLE SPRINGS duplicate copies of the insurance policies or certificates of insurance with respect to all of the policies of insurance so procured, including existing, additional and renewal policies, and in the case of insurance about to expire, shall deliver duplicate copies of the insurance policies or certificates of insurance with respect to the renewal policies to KAR not less than ten (10) business days prior to the respective dates of expiration. Certificates or duplicate copies of insurance shall be sent to KAR and SHINGLE SPRINGS at the addresses contained in the Notices Section of this Agreement.

          1.02.2 ENDORSEMENT. All policies of insurance provided for under the Management Agreement shall, to the extent obtainable, have attached thereto (a) an endorsement that such policy shall not be canceled or materially changed without at least thirty (30) days prior written notice to KAR, and (b) an endorsement to the effect that no act or omission of SHINGLE SPRINGS or KAR, other than nonpayment, after written notice thereof, of the premiums for such policy, shall affect the obligation of the insurer to pay the full amount of any loss sustained (but not to exceed, in any event, the policy limits). All insurance policies required under clauses (e), (f), (j), (k), (m), and (n) of Subsection 1.01.1, shall contain an endorsement to the effect that such insurance shall be primary, not excess, and not contributory to any similar insurance carried by KAR. Insurance carried under Subsections 1.01.1(i) through and including (o) shall permit partial occupancy of the Facility prior to Completion.

          1.02.3 ADDITIONAL INSURED. All policies of insurance required under Subsection 1.01.1, shall be carried in the name of SHINGLE SPRINGS, and, if required, name SHINGLE SPRINGS's mortgagees as additional insured, or, as appropriate, mortgagees having the benefit of the standard New York form of mortgagee endorsement. Losses thereunder shall be payable to the parties as their respective interests may appear. Notwithstanding the foregoing, if SHINGLE SPRINGS's first mortgagee is an Institutional Lender, and so requires, losses under any fire or casualty policy may be made payable to such mortgagee, or to a bank or trust company qualified to do business in the state where the Facility is located, in either instance as trustee for the custody and disposition of the proceeds therefrom. All liability policies shall name KAR, and in each case any Affiliates which KAR may specify, and their respective directors, officers, agents, employees, and partners as additional insured.

          1.03 WAIVER OF LIABILITY - FIRE & CASUALTY INSURANCE. To the extent any loss is coverage by insurance proceeds actually paid or would be covered by insurance required to be carried under this Agreement, but no otherwise, KAR and SHINGLE SPRINGS each waive, release and discharge the other from all claims or demands which each may have or acquire against the other, or against each other's directors, officers, agents, employees, or partners, with respect to any claims for any losses, damages, liability or expenses (including attorneys' fees) incurred or sustained by either of them on account of damage to their respective property (but not as to personal injury or property damage suffered by third parties) arising out of the ownership, management, operation and maintenance of the Facility, regardless whether any such claim or demand may arise because of the fault or negligence of the other party or its officers, partners, agents, and employees. Each policy of fire and property damage insurance shall contain a specific waiver of subrogation reflecting the provisions of this Section 1.03, or a provision to the affect that the existence of the preceding waiver shall not affect the validity of any such policy or the obligation of the insurer to pay the full amount of any loss sustained. Although KAR shall be named as an additional insured party under any primary liability insurance required to be maintained for the Facility, it shall not be a requirement that any excess liability insurance policy maintained by KAR contain a waiver of the insurer's right of subrogation, and the waiver contained herein shall not apply as to any losses insured and paid pursuant to such policies.

                                   EXHIBIT F
                          KAR'S OFFICERS AND DIRECTORS

KEAN ARGOVITZ RESORTS-SHINGLE SPRINGS, LLC.

Kevin M. Kean

Jerry A. Argovitz

                                   EXHIBIT G
                               KAR'S SHAREHOLDERS

KEAN ARGOVITZ RESORTS-SHINGLE SPRINGS, LLC.

Kevin M. Kean

Jerry A. Argovitz